UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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permitted	by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

ORBCOMM Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 16, 2017

Dear Shareholder:

You are cordially invited to attend our 2017 Annual Meeting of Shareholders.

We will hold the Annual Meeting at our corporate headquarters located at 395 West Passaic Street, Third floor, Rochelle Park, New Jersey 07662, on Wednesday, April 19, 2017, at 8:00 a.m., local time. At the meeting we will discuss and act on the matters described in the Proxy Statement. At this year’s meeting, you will have an opportunity to vote on the election of three directors, ratify the selection of Grant Thornton LLP as our independent registered public accounting firm, cast an advisory vote to approve the Company’s executive compensation, and cast an advisory vote on the frequency of the advisory vote on executive compensation, as well as to transact such other business as may properly come before the meeting. Shareholders will then have an opportunity to comment on or to inquire about the affairs of the Company that may be of interest to shareholders generally.

Your vote is important no matter how many or how few shares you own. Whether or not you plan to attend the meeting, please vote via the Internet, by telephone or by returning your proxy card as soon as possible.

Admission tickets are printed on the outside back cover of this Notice of Annual Meeting and Proxy Statement. To enter the meeting, you will need an admission ticket or other proof that you are a shareholder. If you hold your shares through a broker or nominee, you will need to bring a copy of a brokerage statement showing your ownership as of the March 3, 2017 record date.

We are providing you the Proxy Statement for our 2017 Annual Meeting of Shareholders and our 2016 Annual Report on Form 10-K. You may also access these materials via the Internet at www.edocumentview.com/orbc. I hope you find them interesting and useful in understanding our company.

Sincerely yours,

Jerome B. Eisenberg
Chairman of the Board

ORBCOMM Inc.

395 West Passaic Street, Third Floor

Rochelle Park, New Jersey 07662

Notice of 2017 Annual Meeting of Shareholders

To the Shareholders of ORBCOMM Inc.:

The 2017 Annual Meeting of Shareholders of ORBCOMM Inc. will be held at our corporate headquarters located at 395 West Passaic Street, Third Floor, Rochelle Park, New Jersey 07662, on Wednesday, April 19, 2017, at 8:00 a.m., local time, for the following purposes:

(a) to elect three members to our board of directors with terms expiring at the Annual Meeting in 2020;

(b) to ratify the appointment by the Audit Committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2017;

(c) to cast an advisory vote to approve the Company’s executive compensation; and

(d) to cast an advisory vote on the frequency of the advisory vote on executive compensation.

Only shareholders of record at the close of business on March 3, 2017 will be entitled to notice of, and to vote at, the 2017 Annual Meeting and any postponements, adjournments or delays thereof. A list of such shareholders will be available for inspection by any shareholder at the 2017 Annual Meeting and at the offices of the Company at 395 West Passaic Street, Third floor, Rochelle Park, New Jersey 07662, for at least ten (10) days prior to the 2017 Annual Meeting.

Shareholders are requested to submit a proxy for voting at the 2017 Annual Meeting over the Internet, by telephone or by completing, signing, dating and returning a proxy card in the enclosed postage-paid envelope as promptly as possible. Submitting your vote via the Internet, by telephone or by returning a proxy card will not affect your right to vote in person should you decide to attend the 2017 Annual Meeting.

By order of the Board of Directors,

Christian G. Le Brun
Secretary

March 16, 2017

ORBCOMM Inc.

Proxy Statement for the 2017 Annual Meeting

ORBCOMM Inc.

Proxy Statement

2017 ANNUAL MEETING

The enclosed proxy is solicited by the board of directors of ORBCOMM Inc. for use in voting at the 2017 Annual Meeting of Shareholders of ORBCOMM Inc. to be held on April 19, 2017, and any postponements, adjournments or delays thereof (the “Annual Meeting” or the “2017 Annual Meeting”), for the purposes set forth in the accompanying Notice of 2017 Annual Meeting of Shareholders. This proxy statement and the proxy are first being sent to shareholders and being made available on the Internet (www.edocumentview.com/orbc) on or about March 16, 2017. We will refer to our company in this proxy statement as “we”, “us”, the “Company” or “ORBCOMM”.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

What am I Voting On at the Annual Meeting?

You will be voting on the following:

•	The election of three members of our board of directors;

•	The ratification of the appointment of Grant Thornton LLP (Grant Thornton) as our independent registered public accounting firm for our fiscal year ending December 31, 2017;

•	An advisory vote to approve the Company’s executive compensation; and

•	An advisory vote on the frequency of the advisory vote on executive compensation.

Who is Entitled to Vote at the Annual Meeting?

Only holders of record of the Company’s common stock and Series A convertible preferred stock at the close of business on March 3, 2017, the record date for the meeting, may vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of our common stock and 1.66611 votes for each share of Series A convertible preferred stock, in each case held on the record date. There is no cumulative voting. On March 3, 2017, the record date for the Annual Meeting, there were 71,421,402 shares of our common stock and 36,466 shares of our Series A convertible preferred stock outstanding and entitled to vote.

Who may Attend the Annual Meeting?

All shareholders as of the record date, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares through a broker, bank or other nominee in “street name”, you will need to provide a copy of a brokerage statement reflecting your stock ownership as of the record date to be admitted to the Annual Meeting. If you want directions to the Annual Meeting, they can be obtained by contacting Robin Zimmer at (703) 433-6304.

How Do I Vote My Shares?

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares right away. Voting now will not affect your right to attend or your ability to vote at the Annual Meeting.

If you are a registered shareholder (that is, your shares are registered directly in your name through our stock transfer agent, Computershare, or you have stock certificates), you may vote:

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By mail.    Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

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By Internet or telephone.    Registered shareholders may vote on the Internet at www.envisionreports.com/orbc by following the instructions on your screen, or by telephone by dialing 1-800-652-VOTE (8683). Please have your proxy card ready when voting by Internet or telephone.

•	In person at the meeting. If you attend the meeting you may deliver your proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (that is, held through a brokerage firm, bank, broker-dealer or other similar organization or nominee), you must provide the brokerage firm, bank, broker-dealer or other similar organization or nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

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By Internet or telephone.    Street name holders may vote on the Internet at www.envisionreports.com/orbc and following the instructions on your screen, or by telephone by dialing 1-800-652-VOTE (8683). Please have your proxy card ready when voting by Internet or telephone.

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In person at the meeting.    Contact the broker or other nominee who holds your shares to obtain a “legal” proxy from the broker or other nominee and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a legal proxy from your broker. You will also need to sign a ballot in order to have your vote counted.

If you hold your shares of common stock in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please sign, date and return the proxy card for each account. You should vote all of your shares of common stock.

How Will My Proxy Be Voted?

If you use the telephone or Internet voting procedures or duly complete, sign and return a proxy card to authorize the named proxies to vote your shares, your shares will be voted as specified. If your proxy card is signed but does not contain specific instructions, your shares will be voted as recommended by our board of directors: “FOR” the election of the nominees for directors set forth herein, “FOR” ratification of the appointment of the independent registered public accounting firm, “FOR” approval of the executive compensation, and “1 YEAR” on the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation. In addition, if other matters come before the Annual Meeting, the persons named as proxies in the proxy card will vote in accordance with their best judgment with respect to such matters.

Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.

If My Shares Are Held in “Street Name,” How Will My Broker Vote?

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (that is, your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will not be able to vote your shares with respect to the election of directors (Proposal 1), the advisory vote to approve executive compensation (Proposal 3), or the advisory vote on the frequency of the advisory vote on executive compensation (Proposal 4), but may vote your shares in its discretion with respect to the ratification of the appointment of the independent registered public accounting firm (Proposal 2). We urge you to instruct your broker or other nominee how to vote your shares by following those instructions.

May I Revoke My Proxy?

For shareholders of record, whether you vote via the Internet, by telephone or by mail, you may revoke your proxy at any time before it is voted by:

•	delivering a written notice of revocation to the Secretary of the Company so long as it is received prior to the Annual Meeting;

•	casting a later vote using the telephone or Internet voting procedures;

•	submitting a properly signed proxy card with a later date so long as it is received prior to the Annual Meeting; or

•	voting in person at the Annual Meeting.

Will My Vote be Confidential?

It is our policy to keep confidential all proxy cards, ballots and voting tabulations that identify individual shareholders, except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The independent inspector of election and any employees involved in processing proxy instructions and cards or ballots and tabulating the vote are required to comply with this policy of confidentiality.

How Many Votes are Needed to Approve a Proposal?

Election of Directors (Proposal 1).    Directors are elected by a plurality of votes cast. This means that the three nominees for election as directors who receive the greatest number of votes cast by the holders of our common stock and Series A convertible preferred stock entitled to vote at the meeting, a quorum being present, will become directors.

Selection of our Independent Registered Public Accounting Firm (Proposal 2); Advisory Vote to Approve Executive Compensation (Proposal 3).    An affirmative vote of the holders of a majority of the voting power of our common stock and Series A convertible preferred stock present in person or represented by proxy and entitled to vote on the matter, a quorum being present, is necessary to (1) ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm and (2) approve our executive compensation.

Advisory Vote on Frequency of Advisory Vote on Executive Compensation (Proposal 4).    With respect to Proposal 4, shareholders may vote in favor of holding the advisory vote on executive compensation every year, every two years or every three years, or they may choose to abstain. Our board of directors will take the voting results on such proposal into account in determining whether to hold the advisory vote on executive compensation every year, every two years or every three years.

What Constitutes a Quorum for the Meeting?

The presence in person or by proxy of a majority of the votes represented by shares of our common stock and Series A convertible preferred stock, considered together as a single class, outstanding on the record date is required for a quorum. As of March 3, 2017, there were 71,482,158 votes represented by outstanding shares of our common stock and Series A convertible preferred stock.

How are Votes Counted?

Under Delaware law and our Restated Certificate of Incorporation and By-Laws, all votes entitled to be cast by shareholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter, whether those shareholders vote “for”, “against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approving Proposals 2 and 3. The shares of a shareholder who abstains from voting on a matter or whose shares are not voted by reason of a broker non-vote on a matter will be counted for purposes of determining whether a quorum is present at the meeting. An abstention from voting on a matter by a shareholder present in person or represented by proxy at the meeting has no effect in the election of directors or the advisory vote on the frequency of the advisory vote on executive compensation, but has the same legal effect as a vote “against” Proposals 2 and 3. A broker non-vote on a matter is not deemed to be present or represented by proxy for purposes of determining whether shareholder approval of the matter is obtained and has no effect in the election of directors or on Proposal 2 , 3 or 4.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 19, 2017.

The proxy statement and annual report to stockholders are available at: www.edocumentview.com/orbc.

ELECTION OF DIRECTORS (PROPOSAL 1)

Our Restated Certificate of Incorporation provides that the board of directors will consist of three classes of directors, as nearly equal in number as possible, serving staggered three-year terms. One class of directors is elected each year with terms extending to the third annual meeting after such election.

The terms of the three directors in Class II expire at the 2017 Annual Meeting. The board has designated Marc Eisenberg, Timothy Kelleher and John Major, upon the recommendation of the Nominating and Corporate Governance Committee, as nominees for election as directors at the 2017 Annual Meeting with terms expiring at the 2020 Annual Meeting of Shareholders. There are seven directors, consisting of two Class I directors, three Class II directors and two Class III directors.

Proxies properly submitted will be voted at the meeting, unless authority to do so is withheld, for the election of the three nominees specified in “Class II — Nominees for Election as Directors with Terms Expiring in 2020” below. If for any reason any of those nominees is not a candidate when the election occurs (which is not expected), proxies and shares properly authorized to be voted will be voted at the meeting for the election of a substitute nominee as selected by the board of directors, and the Company will provide shareholders with the required biographical information of such substitute nominee in advance of the meeting.

A plurality of the votes cast in person or by proxy at the Annual Meeting and entitled to vote is required to elect directors. Under the rules of the New York Stock Exchange, brokers who hold shares in “street name” do not have the authority to vote on the election of directors when they do not receive instructions from beneficial owners. Accordingly, a broker non-vote will not be counted as a vote to elect directors.

INFORMATION AS TO NOMINEES FOR DIRECTORS AND CONTINUING DIRECTORS

For each director nominee and each continuing director, we have stated the nominee’s or continuing director’s name, age and principal occupation; his position, if any, with the Company; his period of service as a director of the Company; his business experience for at least the past five years; other directorships held; and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to conclude that the person should serve as a director of the Company. Each nominee for director has consented to being named in this proxy statement and to serve as a director if elected.

Class II — Nominees for Election as Directors With Terms Expiring at the 2020 Annual Meeting

Marc J. Eisenberg	Director Since March 2008	Age 50

Mr. Eisenberg is our Chief Executive Officer, a position he has held since March 2008. He served as our Chief Operating Officer from February 2007 to March 2008. From June 2006 to February 2007, he was our Chief Marketing Officer and from March 2002 to June 2006, he was our Executive Vice President, Sales and Marketing. He was a member of the board of directors of ORBCOMM Holdings LLC from May 2002 until February 2004. Prior to joining ORBCOMM, from 1999 to 2001, Mr. Eisenberg was a Senior Vice President of Cablevision Electronics Investments, where among his duties he was responsible for selling Cablevision services such as video and internet subscriptions through its retail channel. From 1984 to 1999, he held various positions, most recently as the Senior Vice President of Sales and Operations with the consumer electronics company The Wiz, where he oversaw sales and operations and was responsible for over 2,000 employees and $1 billion a year in sales. Mr. Eisenberg is the son of Jerome B. Eisenberg. Mr. Eisenberg’s significant and meaningful knowledge of our Company, in-depth knowledge of our global operations and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Timothy Kelleher	Director Since March 2008	Age 54

Mr. Kelleher has been a member of our board of directors since March 2008 and previously served as a member of our board of directors from December 2005 to June 2007. He is a Managing Partner of KMCP Advisors II LLC (formerly PCG Capital Partners Advisors II LLC) (investment management), focusing on providing growth capital to established companies, and was previously a Managing Director of Pacific Corporate

Group, which he joined in 2002. He is also a Managing Partner of Silver Canyon Group, LLC. Prior to joining Pacific Corporate Group, Mr. Kelleher was a Partner and Senior Vice President at Desai Capital Management Incorporated from 1992 to 2002 and held positions at Entrecanales, Inc., L.F. Rothschild & Co. Incorporated and Arthur Young & Co. Mr. Kelleher’s significant financial expertise, extensive board level experience helping growth companies achieve their full potential and success dealing with complex business and financial issues and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

John Major	Director Since April 2007	Age 71

Mr. Major is President of MTSG (strategic consulting and investment company), which he founded in January 2003. From April 2004 to October 2006, Mr. Major also served as Chief Executive Officer of Apacheta Corporation, a privately-held mobile, wireless software company. From August 2000 until January 2003, Mr. Major was Chairman and Chief Executive Officer of Novatel Wireless, Inc., a wireless data access solutions company. From November 1998 to November 1999, Mr. Major was Chairman and Chief Executive Officer of Wireless Knowledge, a joint venture of Qualcomm Incorporated and Microsoft Corporation. From 1997 until 1998, he served as President of the Wireless Infrastructure Division of Qualcomm. Prior to that, for approximately 18 years, he held various positions at Motorola, Inc., the most recent of which was Senior Vice President and Chief Technology Officer. Mr. Major is a director of Broadcom Corporation, Lennox International, Inc. and Littelfuse Inc. Mr. Major’s senior leadership positions at a number of companies, strong operational expertise, strong background in the technology sector and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Class I — Continuing Directors With Terms Expiring at the 2019 Annual Meeting

Didier Delepine	Director Since May 2007	Age 69

Mr. Delepine is currently Chairman of the Board of OneAccess S.A. Mr. Delepine served as President and Chief Executive Officer of Equant (now Orange Business Services) (global data networking and managed communications) from 1998 to 2003. From 1995 to 1998, Mr. Delepine served as President and Chief Executive Officer of Equant’s network services division and as Chairman and President of Equant’s Integration Services division, Americas. From 1983 to 1995, Mr. Delepine held a range of senior management positions at SITA, the global telecommunications and technology organization supporting the world’s airlines. Mr. Delepine was a director of Intelsat, Ltd., a global provider of communications services, from 2003 to 2005 and Eircom Group plc, an Irish communications company, from 2003 to 2006. Mr. Delepine was Chairman of the Board of Viatel Ltd., a European network infrastructure company from 2005 to 2013 and a director of Global Telecom & Technology, Inc., a multinational telecommunications and internet provider from 2006 to 2013. Mr. Delepine’s high level managerial experience, service on various boards of directors, strong operational expertise and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Gary H. Ritondaro	Director Since November 2006	Age 70

Mr. Ritondaro retired in 2010 as Senior Vice President and Chief Financial Officer of LodgeNet Interactive Corporation (a NASDAQ company and the largest provider of media and connectivity solutions to the hospitality industry), and served in that position from 2001 to April 2010. He also served as Senior Vice President, Finance, Information and Administration of LodgeNet Interactive Corporation from July 2002 to April 2010. Prior to joining LodgeNet Interactive Corporation, Mr. Ritondaro served as Senior Vice President and Chief Financial Officer for Mail-Well, Inc., an NYSE-listed manufacturer of envelopes, commercial printing and labels, from 1999 to 2001. From 1996 to 1999, Mr. Ritondaro was Vice President and Chief Financial Officer for Ferro Corporation, an NYSE-listed international manufacturer of chemicals, specialty plastics, colors, industrial coatings and ceramics. Mr. Ritondaro’s significant financial expertise, broad understanding of financial issues, significant experience dealing with capital markets, mergers and acquisitions, and his experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Class III — Continuing Directors With Terms Expiring at the 2018 Annual Meeting

Jerome B. Eisenberg	Director Since February 2004	Age 77

Mr. Eisenberg has been our non-executive Chairman of the Board since March 2008. He served as our Chairman and Chief Executive Officer from January 2006 to March 2008 and our Chief Executive Officer and President from December 2004 to January 2006. Prior to that, Mr. Eisenberg held a number of positions with ORBCOMM Inc. and with ORBCOMM LLC, including Co-Chief Executive Officer of ORBCOMM Inc. Mr. Eisenberg has worked in the satellite industry since 1993 when he helped found Satcom International Group plc. From 1987 to 1992, he was President and CEO of British American Properties, an investment company funded by European and American investors that acquired and managed various real estate and industrial facilities in various parts of the U.S. Prior thereto, Mr. Eisenberg was a partner in the law firm of Eisenberg, Honig & Folger; CEO and President of Helenwood Manufacturing Corporation (presently known as Tennier Industries), a manufacturer of equipment for the U.S. Department of Defense; and Assistant Corporate Counsel for the City of New York. Mr. Eisenberg is the father of Marc Eisenberg, a member of the board of directors and our Chief Executive Officer. Mr. Eisenberg was a director of GelTech Solutions, Inc. from 2010 to 2013. Mr. Eisenberg’s significant and meaningful knowledge of our company (as former senior management of the Company), significant experience with the satellite industry and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

Marco Fuchs	Director Since February 2004	Age 54

Mr. Fuchs has been a member of the board of directors of ORBCOMM LLC since 2001 and of ORBCOMM Holdings LLC from 2001 to February 2004. Mr. Fuchs is currently the Chief Executive Officer and Chairman of the Managing Board of OHB SE (technology and space), positions he has held since 2000. From 1995 to 2000, Mr. Fuchs worked at OHB System AG, first as a Prokurist (authorized signatory) and then as Managing Director. Prior to that, he worked as a lawyer from 1992 to 1994 for Jones, Day, Reavis & Pogue in New York, and from 1994 to 1995 in Frankfurt am Main. Mr. Fuchs’ significant business and operating experience with satellite companies, significant experience with the satellite industry and experience and qualifications noted above were among the factors considered by our board of directors in selecting him to serve as a director.

The board of directors recommends that you vote “FOR” the election as directors of the three Class II director nominees described above, which is presented as Proposal 1.

BOARD OF DIRECTORS AND COMMITTEES

Our business is managed under the direction of the board of directors. Our board of directors has the authority to appoint committees to perform certain management and administration functions. We currently have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, composed of at least three members each.

The functions of each of our board committees are described below. The duties and responsibilities of each committee are set forth in committee charters that are available on our website at www.orbcomm.com under the heading “Investor Relations” and the subheading “Corporate Governance”. The committee charters are also available in print to any shareholder upon request. The board of directors held five meetings during fiscal year 2016. All directors attended at least 75% of the aggregate meetings of the board and committees on which they served. Directors are expected to attend the Annual Meeting of Shareholders. All of the directors attended the 2016 Annual Meeting.

The board has reviewed the independence of its members considering the independence criteria of The NASDAQ Stock Market, or NASDAQ, and any other commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships between the directors and the Company. Based on this review, the board has determined that none of the current directors, other than Jerome B. Eisenberg (a former executive officer of the Company), Marc J. Eisenberg (an executive officer of the Company) and Marco Fuchs (a senior executive of OHB SE), has a material relationship with the Company and each of Didier Delepine, Timothy Kelleher, John Major and Gary Ritondaro meets the independence requirements of NASDAQ.

The independent directors meet in executive session without the presence of any executive officer or member of management at least twice a year in conjunction with regular meetings of the board. A director designated by the independent directors will chair the session. The independent directors generally designate the chairman of one of the board committees as chair, depending upon whether the principal items to be considered at the session are within the scope of the applicable committee.

Board Leadership Structure.    The board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board or whether the Chairman should be a member of management or a non-management director, as the board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board. In 2008, in connection with the transition of the Chief Executive Officer position from Jerome Eisenberg to Marc Eisenberg, the board determined that having Jerome Eisenberg continue in his role as Chairman of the Board in a non-executive capacity would provide continuity in the board’s leadership and allow the Chief Executive Officer to focus on the management of the Company’s day-to-day operations. In addition, as the former Chief Executive Officer, Jerome Eisenberg has extensive knowledge of the Company and its business and industry that are an invaluable resource for the board. Although Jerome Eisenberg is not an independent director due to his prior service as an executive officer and continued employment in a non-executive capacity, the board believes that this leadership structure is in the best interests of the Company’s shareholders at this time.

Audit Committee.    The Audit Committee, among other things:

•	reviews and oversees the integrity of our financial statements and internal controls;

•	reviews the qualifications of and recommends to the board of directors the selection of, our independent auditor, subject to ratification by our shareholders, and reviews and approves their fees;

•

reviews and oversees the adequacy of our accounting and financial reporting processes, including our system of internal controls and disclosure controls, and recommendations of the independent auditor with respect to our systems; and

•	reviews and oversees our compliance with legal and regulatory requirements.

Didier Delepine, Timothy Kelleher and Gary Ritondaro currently serve as members of our Audit Committee. Each current member of our Audit Committee meets the independence and financial literacy requirements of NASDAQ, the SEC and applicable law. All members of our Audit Committee are able to read and understand fundamental financial statements. The board of directors has determined that Gary Ritondaro is an “audit committee financial expert” as defined by the SEC rules. Mr. Delepine serves as chair of our Audit Committee. The Audit Committee met six times during the 2016 fiscal year.

Compensation Committee.    The Compensation Committee, among other things:

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reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of these goals and objectives and determines and approves the level of the Chief Executive Officer’s compensation based on this evaluation;

•	determines the base and incentive compensation of other senior executives and the terms of employment of senior executives, including the Chief Executive Officer;

•	reviews, administers, monitors and recommends to the board of directors all executive compensation plans and programs, including incentive compensation and equity-based plans; and

•	evaluates and makes recommendations regarding the compensation of non-employee directors and administration of non-employee director compensation plans or programs.

Timothy Kelleher, John Major and Gary Ritondaro currently serve as members of our Compensation Committee. Each current member of our Compensation Committee meets the independence requirement of NASDAQ and applicable law. John Major serves as chair as of our Compensation Committee. The Compensation Committee met three times during the 2016 fiscal year.

For description of the role of our executive officers on determining or recommending the amount or form of executive or director compensation, see “Compensation Discussion and Analysis — Role of Executives and Others in Establishing Compensation”.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee, among other things:

•	oversees our corporate governance policies, practices and programs;

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reviews the Company’s policies, practices and programs with respect to its relationships and communications with institutional investors, including proxy advisory services, and other interested parties;

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reviews and recommends to the board of directors the size and composition of the board, the qualification and independence of the directors and the recruitment, selection and evaluation of individuals to serve as directors;

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reviews and recommends to the board of directors the organization and operation of the board of directors, including the nature, size and composition of committees of the board, the designation of committee chairs, the designation of a Chairman of the Board or similar position and the distribution of information to the board and its committees;

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coordinates an annual self-assessment by the board of its operations and performance and the operations and performance of the committees and prepares an assessment of the board’s performance for discussion with the board;

•	in coordination with the Compensation Committee, evaluates the performance of the Chief Executive Officer in light of corporate goals and objectives; and

•	develops and recommends to the board for approval of a succession plan for certain executive officers.

John Major, Didier Delepine and Gary Ritondaro currently serve as members of our Nominating and Corporate Governance Committee. Each member of our Nominating and Corporate Governance Committee meets the independence requirement of NASDAQ and applicable law. Gary Ritondaro serves as chair of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met twice during the 2016 fiscal year.

The Nominating and Corporate Governance Committee, the Chairman of the Board and the Chief Executive Officer or other members of the board of directors may identify a need to add new members to the board or to fill a vacancy on the board. In that case, the committee will initiate a search for qualified director candidates, seeking input from other directors, and senior executives, shareholders and, to the extent it deems appropriate, third-party search firms to identify potential candidates. The committee will evaluate qualified candidates and then make its recommendation to the board, for its consideration and approval. In making its recommendations to the board, the committee will consider the selection criteria for director candidates set forth in our Board Membership Criteria, including the following:

•	each director candidate should have high level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems.

•

each director candidate should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and reputation for working constructively with others.

•	each director candidate should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

•	each director candidate should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director.

While the board does not have a formal policy with respect to diversity, it believes that it is essential that the directors represent the balanced, best interests of the shareholders as a whole, rather than special interest groups or constituencies, and takes into consideration in assessing the overall composition and needs of the board such factors as diversity of professional experience, skills and background, age, international background and specialized expertise. The committee from time to time reviews with the board our Board Membership Criteria in the context of current board composition and the Company’s circumstances.

Our Guidelines on Corporate Governance include a director age policy, pursuant to which any director who has achieved age 75 would be subject to an annual review by the committee with respect to such director’s continued service on the board, considering any factors or other information that is considered appropriate and relevant, including the director’s tenure, the director’s qualifications, the director’s past and expected contributions to the board, the overall composition of the board and whether the director’s resignation from the board would be in the best interests of the Company and its shareholders. The board, upon the recommendation of the committee, will then decide whether or not to accept the director’s tendered resignation. Each nominee for director who has achieved age 75 or would achieve age 75 during his or her term if elected is required, upon his or her election, to submit a resignation conditional upon the board’s acceptance in connection with the annual review.

In February 2015, Jerome Eisenberg, after achieving age 75 and upon re-election to the board, tendered his resignation as a member of the board, conditional upon the board’s acceptance in connection with his annual review. The board declined to accept his resignation in 2016 and 2017, and Mr. Eisenberg remains as a member of the board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by our shareholders for election to the board of directors. Shareholders wishing to recommend director candidates can do so by writing to the Secretary of ORBCOMM Inc. at 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662. Shareholders recommending candidates for consideration by the committee must provide each candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. The recommending shareholder must also provide evidence of being a shareholder of record of our common stock at the time of such recommendation. The committee will evaluate properly submitted shareholder recommendations under substantially the same criteria and substantially the same manner as other potential candidates.

In addition, our By-Laws establish a procedure with regard to shareholder proposals for the 2018 Annual Meeting, including nominations of persons for election to the board of directors, as described below under “Shareholder Proposals for Annual Meeting in 2018”.

Compensation Committee Interlocks and Insider Participation.    None of our executive officers currently serves or served during 2016 as a director or member of the compensation committee of another entity with an executive officer who serves on our board of directors or our Compensation Committee. For a description of the members of our Compensation Committee, see “Board of Directors and Committees — Compensation Committee”.

Standards of Business Conduct.    The board of directors has adopted a Standards of Business Conduct that is applicable to all of our directors, officers and employees. Any material changes made to the Standards of Business Conduct or any waivers granted to any of our directors and executive officers will be publicly disclosed in accordance with applicable NASDAQ and SEC rules. A copy of our Standards of Business Conduct is available on our website at www.orbcomm.com under the heading “Investor Relations” and the subheading “Corporate Governance” or upon request, without charge, by contacting our Investor Relations Department by calling 703-433-6305.

Risk Oversight.    The board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The board has designated the Audit Committee to take the lead in overseeing risk management and pursuant to its charter, the Audit Committee reviews and discusses with management the steps management has taken to assess, monitor and control the Company’s strategic, operational, financial and compliance risks, including guidelines and policies to govern the process by which such risk assessment and risk management are undertaken. The entire board is regularly informed by the Audit Committee on these matters. Notwithstanding the Audit Committee’s primary risk oversight role, the entire board is actively involved in the oversight of the operational risks with respect to the Company’s current satellite constellation and proposed next-generation satellites and receives regular presentations from management regarding these matters.

Communications to the Board.    Shareholders and other interested parties may send communications to the board of directors, an individual director, the non-management directors as a group, or a specified committee at the following address:

ORBCOMM Inc.

c/o Corporate Secretary

395 West Passaic Street, Suite 325

Rochelle Park, New Jersey 07662

Attn: Board of Directors

The Secretary will receive and process all communications before forwarding them to the addressee. The Secretary will forward all communications unless the Secretary determines that a communication is a business solicitation or advertisement, or requests general information about us.

DIRECTOR COMPENSATION

The following independent directors: Didier Delepine, Timothy Kelleher, John Major and Gary Ritondaro, each receive an annual retainer of $40,000. In addition to the annual retainer, the chair of the Audit Committee receives $15,000 annually, while the other Audit Committee members each receive $5,000 annually. The chair of the Nominating and Corporate Governance Committee receives $10,000 annually, while the other Nominating and Corporate Governance Committee members each receive $3,000 annually. The chair of the Compensation Committee receives $12,000 annually. Jerome Eisenberg receives an annual retainer of $50,000 but does not receive any committee fees. Neither Marco Fuchs nor Marc Eisenberg received any retainer or committee fees for their service on the board of directors in 2016. All directors are reimbursed for reasonable expenses incurred to attend meetings of the board of directors. Annually, on or about January 2, we grant an award of time-based RSUs with a value of $80,000 (based on the closing price of our common stock on the date of grant) to certain of our directors, which vest on January 1 of the following year. Accordingly, on January 3, 2017 we granted an award of 9,324 time-based RSUs with a value of $80,000 (based on the closing price of our common stock of $8.58 per share on January 3, 2017) to each of Messrs. Delepine, Jerome Eisenberg, Kelleher, Major and Ritondaro. These RSUs will vest on January 1, 2018.

Under the terms of our directors’ deferred compensation plan, a non-employee director may elect to defer all or part of the cash payment of director retainer fees until such time as shall be specified, with interest on deferred amounts accruing quarterly at 120% of the Federal long-term rate set each month by the U.S. Treasury Department. In addition, a non-employee director may elect to defer the vesting and payment of any RSU awards to a later date in lieu of the one-year vesting described above.

Director Compensation for Fiscal Year 2016

Name	Fees Earned or Paid in Cash		Stock Awards(1)	All Other Compensation		Total
	($)		($)	($)		($)
Jerome Eisenberg	103,750	(2)	80,000	3,617	(3)	187,367
Didier Delepine	58,000		80,000	—		138,000
John Major	55,000		80,000	—		135,000
Gary Ritondaro	58,000		80,000	—		138,000
Timothy Kelleher	48,000		80,000	—		128,000
Marco Fuchs	—		—	—		—

(1)	The amounts shown in the “Stock Awards” column represent the full grant date fair value of the RSU awards computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For a discussion of assumptions used to calculate the grant date fair value of the RSU awards shown in the table, see Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(2)	The amount includes an annual base salary of $53,750 as the non-executive Chairman of the Board.

(3)	The amount represents payment for life insurance premiums of $1,967 and $1,650 for 401(k) matching contributions.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board of directors in overseeing the accounting and financial reporting processes of the Company, the audits of the financial statements, compliance with legal and regulatory requirements and the qualifications, independence and performance of its independent registered public accounting firm.

Our roles and responsibilities are set forth in a written charter adopted by the board of directors, which is available on the Company’s website at www.orbcomm.com under the heading “Investors” and the subheading “Corporate Governance”. We review and reassess the charter annually, and more frequently as necessary, to address any changes in NASDAQ corporate governance and SEC rules regarding audit committees, and recommend any changes to the board of directors for approval.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm, Grant Thornton LLP (Grant Thornton), is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. Grant Thornton is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

We are responsible for overseeing the Company’s accounting and financial reporting processes. In fulfilling our responsibilities for the accounting and financial processes for fiscal year 2016, we:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management and Grant Thornton;

•

reviewed and discussed management’s assessment of the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for the fiscal year ended December 31, 2016 and Grant Thornton’s audit report on the effectiveness of internal control over financial reporting;

•	discussed with Grant Thornton the matters required to be discussed by the Statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board; and

•

received the written disclosures and correspondence from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence. We also discussed with Grant Thornton its independence.

For information on fees paid to Grant Thornton for 2016, see “Proposal to Ratify the Appointment of Independent Registered Public Accounting Firm (Proposal 2)”.

We reviewed and approved all audit and audit-related fees and services. In 2016 Grant Thornton did not provide the Company any non-audit services. In fulfilling our responsibilities, we met with Grant Thornton, with and without management present, to discuss the results of their audit and the overall quality of the Company’s financial reporting and internal control environment. We considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that we determined appropriate.

Based on our review of the audited financial statements and discussions with, and the reports of, management and Grant Thornton, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

The Audit Committee has appointed Grant Thornton as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017, subject to the ratification of shareholders.

Audit Committee

Didier Delepine, Chairman

Timothy Kelleher

Gary Ritondaro

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership, reported to us as of March 3, 2017, of our common stock, including shares as to which a right to acquire ownership within 60 days exists (for example, through the exercise of SARs) of each director, each nominee for director, each named executive officer, of such persons and other executive officers as a group and of beneficial owners of 5% or more of our common stock. The business address of the named executive officers and directors is c/o ORBCOMM Inc., 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662. As of March 3, 2017, there were 71,421,402 outstanding shares of our common stock.

Name of Beneficial Owner	Shares of Common Stock Owned(1)	Percentage of Total Common Stock Held
Greater than 5% Stockholders
BlackRock, Inc.(2)	6,369,564	9.0%
Franklin Resources, Inc.(3)	5,177,900	7.3%
The Vanguard Group Inc.(4)	4,978,769	7.0%
Dimensional Fund Advisors LP(5)	4,267,917	6.0%
Adage Capital Partners, L.P.(6)	4,092,661	5.8%
Wellington Management Group LLP(7)	4,045,604	5.7%
Ariel Investments, LLC(8)	3,707,403	5.2%
Named Executive Officers and Directors
Marc Eisenberg(9)	1,289,008	1.8%
Robert G. Costantini(10)	717,883	1.0%
John J. Stolte, Jr.(11)	488,718	*
Christian G. Le Brun(12)	484,652	*
Craig Malone(13)	97,751	*
Jerome B. Eisenberg(14)	1,100,539	1.5%
Didier Delepine	102,394	*
Marco Fuchs(15)	2,229,103	3.1%
Timothy Kelleher	80,926	*
John Major	102,394	*
Gary H. Ritondaro	102,394	*
All executive officers and directors as a group (11 persons)	6,795,762	9.5%

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the amounts shown as being beneficially owned by each stockholder or group listed above represent shares over which that stockholder or group holds sole investment power.

(2)	Based on a Schedule 13G filed with the SEC on January 30, 2017 by BlackRock, Inc., BlackRock, Inc. reported having sole having sole voting power over 6,248,515 shares and sole dispositive power over 6,369,564 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)	Based on Schedule 13G filed with the SEC by Franklin Resources, Inc. (“Franklin”) on February 7, 2017, Franklin, in its capacity as investment manager of multiple open- or closed-end investment companies and other managed accounts, Franklin Advisory Services, LLC., in its capacity as investment management subsidiary, Charles B. Johnson, in his capacity as principal stockholder of Franklin, and Rupert H. Johnson, Jr., in his capacity as principal stockholder of Franklin, may be deemed the beneficial owner of shares held by such managed investment companies and accounts. The principal business address of each of Franklin, Charles B. Johnson, and Rupert H. Johnson is One Franklin Parkway, San Mateo, CA 94403-1906. The principal business address of Franklin Advisory Services, LLC. is 55 Challenger Road, Suite 501, Ridgefield Park, NJ 07660.

(4)	Based on the Schedule 13G/A filed with the SEC by The Vanguard Group Inc. on February 10, 2017, The Vanguard Group Inc. reported having sole voting power over 123,362 shares and sole dispositive power over 4,856,007 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group Inc., is the beneficial owner of 120,462 shares or 0.16 % of the common stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group Inc., is the beneficial owner of 5,200 shares or less than 0.01% of the common stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings. The Vanguard Group Inc.’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	Based on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 9, 2017, Dimensional Fund Advisors LP, in its capacity as investment adviser to four registered investment companies and investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively with the registered investment companies, the “Funds”) and through certain of its subsidiaries, in their capacities as investment adviser and/or sub-adviser to certain Funds, may be deemed the beneficial owner of shares held by the Funds. Dimensional Fund Advisors LP reported having sole voting power over 4,114,539 shares and sole dispositive power over 4,267,917 shares. However, all the shares are owned by the Funds and Dimensional Fund Advisors LP disclaims beneficial ownership of the shares. Dimensional Fund Advisors LP’s address is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(6)	Based on the Schedule 13G filed with the SEC by Adage Capital Partners, L.P. on February 10, 2017, Adage Capital Partners, L.P. (“ACP”), as a direct owner of common stock, Adage Capital Partners GP, L.L.C. (“ACPGP”), as a general partner of ACP, Adage Capital Advisors, L.L.C. (“ACA”), as managing member of ACPGP, Robert Atchinson, as managing member of ACA, managing member of ACPGP, and general partners of ACP, and Phillip Gross, as managing member of ACA, managing member of ACPGP, and general partner of ACP, may each be deemed the beneficial owner of shares held by ACP. ACP reported having shared voting power over 4,092,661 shares and shared dispositive power over 4,092,661 shares. The principal business address of each reporting persons is 200 Clarendon Street, 52nd floor, Boston, MA 02116.

(7)	Based on the Schedule 13G filed with the SEC by the Wellington Management Group LLP on February 9, 2017, Wellington Management Group LLP (“Wellington”), as parent holding company of investment advisers of managed portfolios, and Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP, in their capacity as investment advisers, may each be deemed the beneficial owner of shares held by such managed portfolios. Wellington reported having shared voting power over 3,479,273 shares and shared dispositive power over 4,045,604 shares. The principal business address of Wellington is 280 Congress Street, Boston, MA 02210.

(8)	Based on a Schedule 13G/A filed with the SEC by Ariel Investments, LLC on February 14, 2017, Ariel Investments, LLC, in its capacity as investment adviser of several managed portfolios, may be deemed the beneficial owner of shares held by such managed portfolios. Ariel Investments, LLC reported having sole voting power over 2,873,745 shares and sole dispositive power over 3,707,403 shares. Ariel Investment LLC’s address is 200 E. Randolph Drive, Suite 2900, Chicago, IL 60601.

(9)	Includes 295,321 shares of common stock held by Marc Eisenberg. Also includes 993,687 shares of common stock underlying SARs that are currently exercisable.

(10)	Includes 185,195 shares of common stock held by Robert G. Costantini. Also includes 532,688 shares of common stock underlying SARs that are currently exercisable.

(11)	Includes 80,798 shares of common stock held by John J. Stolte, Jr. Also includes 407,920 shares of common stock underlying SARs that are currently exercisable.

(12)	Includes 71,136 shares of common stock held by Christian G. Le Brun. Also includes 413,516 shares of common stock underlying SARs that are currently exercisable.

(13)	Includes 24,851 shares of common stock held by Craig E. Malone. Also includes 72,900 shares of common stock underlying SARs that are currently exercisable.

(14)	Includes 984,780 shares of common stock held by Jerome B. Eisenberg and 15,759 shares of common stock held by Cynthia Eisenberg, Mr. Eisenberg’s wife. Also includes 100,000 shares of common stock underlying SARs that are currently exercisable.

(15)	Includes 2,168,779 shares of common stock held by OHB SE, and 60,324 shares of common stock held by ORBCOMM Deutschland AG. Mr. Fuchs is Chief Executive Officer of OHB SE which owns ORBCOMM Deutschland AG. Manfred Fuchs, Marco Fuchs and Christa Fuchs hold voting and investment power with regard to the shares held by OHB SE and ORBCOMM Deutschland AG. OHB SE’s address is Universitaetsalle 27-29, Bremen, D-28539, Germany.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for the following current executives whose compensation is reported in the Summary Compensation Table (our “Named Executive Officers”):

•	Marc Eisenberg, Chief Executive Officer and President;

•	Robert Costantini, Executive Vice President and Chief Financial Officer;

•	John Stolte, Executive Vice President, Technology and Operations;

•	Christian Le Brun, Executive Vice President and General Counsel; and

•	Craig Malone, Executive Vice President, Product Development.

Compensation Committee

Our Compensation Committee assists our board of directors in fulfilling its responsibilities with respect to oversight and determination of executive compensation and human resources matters, including the compensation of the Named Executive Officers. A description of the Compensation Committee’s composition, functions, duties and responsibilities is set forth in this proxy statement under “Board of Directors and Committees — Compensation Committee”.

The Compensation Committee’s roles and responsibilities are set forth in a written charter which is available on our website at www.orbcomm.com under the heading “Investors” and the subheading “Corporate Governance” and is available in print to any shareholder upon request.

Introduction

We use base salaries and time-based equity awards to provide current income and retention incentives and a combination of cash and stock-based compensation that reward performance measured against various corporate and individual performance goals based on key business drivers. Our performance targets are based on our annual business plan and we believe that they are established at levels that are achievable if we execute on our business plan. By providing for significant incentives for exceeding certain targets and our business plan, we motivate our Named Executive Officers to achieve strategic business objectives that result in the creation of additional value for our stockholders over the long-term. We believe the general design of our compensation programs, which we have refined over the past several years, provides the appropriate balance for motivating and retaining our Named Executive Officers while providing appropriate rewards for demonstrated performance.

Total Target Pay Mix.    The charts below show the allocation of target compensation among salary, annual cash bonus and equity-based long-term incentives for (a) our Chief Executive Officer and (b) our other Named Executive Officers (averaged).

For purposes of determining the percentages shown above, it is assumed that:

•	the annual cash bonus is earned at target and the discretionary portion is paid in full;

•	the target number of restricted stock units awarded have a value equal to the market value of the common stock underlying the award on the date of grant; and

•

the market performance units (“MPUs”) are earned at the applicable target stock price level for each year in the three-year performance period 2016-2018. Only the MPUs granted in December 2015 relating to the 2016-2018 performance period are reflected in the charts above (MPUs granted in prior periods are not reflected in the charts above, although a portion of these awards may overlap with the 2016-2018 performance period MPUs and be earned in 2016 and later years). Since the various performance-based awards have both upside opportunity and downside risk, these percentages may not reflect the actual amounts realized.

Philosophy and Objectives of Compensation Programs

Our executive compensation philosophy is to create a system that rewards executives for performance and focuses our management team on the critical short-term and long-term objectives. The primary objectives of our executive compensation programs are to attract, motivate and retain talented and dedicated executives, to link annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has implemented compensation programs that make a substantial portion of the executives’ overall compensation contingent upon achieving key short-term business and long-term strategic goals established by our board of directors or the Compensation Committee based on key drivers of our business, such as growth in profitability and revenue and system expansion. The short-term business and long-term strategic goals consist of the financial and operational performance, as measured by metrics such as Adjusted EBITDA (as defined below), revenues and operational targets, as well as expansion of our communications system, all of which are important drivers of stockholder value. The Compensation Committee’s goal is to set executive compensation at levels the committee believes are competitive against compensation offered by other rapidly growing companies of similar size and stage of development against whom we compete for executive talent in the communications industry, while taking into account our performance and our own strategic goals. To align the interests of our executives with those of our stockholders, we design our compensation packages provided to our executives, including our Named Executive Officers, to include both cash and stock-based compensation that reward performance as measured against performance goals that are expected to generate returns for our stockholders, but not for poor performance.

Compensation Committee Consideration of the Company’s 2016 Shareholder Advisory Vote on Executive Compensation

At our 2016 Annual Meeting of Stockholders, 98.7% of the shares voted on the matter approved our 2015 executive compensation. Based on this strong endorsement, there were no specific changes to any component of our 2016 executive compensation programs. The Compensation Committee will continue to consider the outcome of the say-on-pay votes when making future compensation decisions for our Named Executive Officers.

Use of Compensation Consultant

Our Compensation Committee regularly engaged Meridian Compensation Partners, LLC, or Meridian, as its independent compensation consultant for compensation decisions in 2012, and engaged Meridian again in 2014 and 2016 to refresh their 2012 analysis in connection with compensation decisions. Meridian provided the Compensation Committee with the following services in 2016:

•	provided advice on the Company’s compensation peer group (listed below);

•	provided compensation data for similarly situated executive officers from our peer group; and

•	reviewed the compensation arrangements for all of our Named Executive Officers and recommended certain salary increases for our Named Executive Officers.

The Compensation Committee determined that Meridian is independent and that the provision of services to the Compensation Committee did not create any conflicts of interest. The Compensation Committee has the authority to hire and terminate its compensation consultant. The Company pays the cost for the consultant’s services. The Compensation Committee is responsible for assessing annually the consultant’s independence and whether there are any conflicts of interest. Other than providing services as directed by the Compensation Committee, Meridian did not provide any other services to the Company. Meridian communicated with members of the Compensation Committee, both with and without management present.

Market Assessment

Our Compensation Committee made compensation decisions based on external market data including the peer group information provided by Meridian, the experiences and knowledge of each member, historical pay levels for each executive, historical and/or anticipated future corporate and individual performance, and internal pay equity. The Compensation Committee believed that this comprehensive approach was appropriate for 2016 in order to allow us to maintain a reasonable and responsible cost structure.

In June 2016, Meridian delivered a report to the Compensation Committee that provided the base salary, annual incentive cash bonus opportunities and equity compensation grants for executive officers employed by the peer companies selected for use in 2016.

Executive compensation was reviewed against a 15-company peer group that was established for 2016 to provide a sampling of the market, using the following broad criteria given our Company’s unique industry positioning:

Industry, scope of business operations, and organizational complexity: The peer group focuses on the following industry subcategories: alternative carriers, communication equipment, wireless telecommunication services, systems software, internet software and application software related industries.

Organizational size: The peer group focuses on companies with revenues of between approximately $90 million and $400 million, and market capitalization of between approximately $100 million and $1.4 billion.

Based on the foregoing criteria, the Compensation Committee approved the following 15-company peer group:

Aerohive Networks Inc.	Ituran Location And Control

CalAmp Corp.	KVH Industries Inc.

The Descartes Systems Group	Lumos Networks Corp.

Digi International Inc.	Numerex Corp.

Fleetmatics Group plc	Pctel Inc.

Globalstar, Inc.	Spok Holdings, Inc.

GTT Communications	Telenav Inc.

Iridium Communications

Although our Compensation Committee does not target any specific benchmark against the compensation levels of the peer companies, the Compensation Committee considers compensation near the 50th percentile generally to be competitive. However, actual compensation may be above or below median to reflect company performance and each Named Executive Officer’s role relative to peers, as well as individual performance and potential. The Compensation Committee also considers the mix of elements and compensation strategies used by these peer companies as part of its comprehensive approach to establishing executive compensation.

Elements of Compensation

Base Salary.    Base salaries are determined on an individual basis, are based on job responsibilities and individual contribution and are intended to provide our executives with current income. Base salaries for our Named Executive Officers are reviewed annually and may be adjusted to reflect any changes in job responsibilities and individual contribution, as well as competitive conditions in the market for executive talent.

Our Chief Executive Officer proposes new base salary amounts for the other Named Executive Officers to the Compensation Committee for approval based on following:

•	an evaluation of individual performance and expected future contributions;

•	a goal to ensure competitive compensation against the external market; and

•	comparison of the base salaries of the executive officers who report directly to our Chief Executive Officer to ensure internal equity.

The Compensation Committee decided to raise the base salaries of Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone effective August 1, 2016 based on the recommendations of Meridian and other inputs. Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone each received an increase in base salary based primarily on competitive market considerations. The Named Executive Officers’ base salaries for the 2017 fiscal year are currently at the same level as established on August 1, 2016.

Annual Cash Bonus.    Annual cash bonuses are designed to align employees’ goals with the Company’s financial and operational objectives for the current year and to reward individual performance. These objectives include financial and operational performance targets such as Adjusted EBITDA, Consolidated Revenues, net subscriber additions and direct channel revenue. Our Compensation Committee defines Adjusted EBITDA as earnings attributable to ORBCOMM Inc., before interest income (expense), provision for income taxes and depreciation and amortization, adjusted for stock-based compensation expense, non-controlling interests, impairment loss, non-capitalized satellite launch and in-orbit insurance, insurance recovery, acquisition-related and integration costs and other special items. These objectives also relate to strategic factors such as communications system expansion, including launch of the next-generation satellites, regulatory approvals and international licenses. These performance measures were selected to align employees’ goals with key drivers of our business, such as growth in profitability and revenue and system expansion, all of which are important drivers of stockholder value. These performance measures are primarily objective criteria that can be readily measured and generally do not require subjective determinations.

The annual cash bonus also includes discretionary amounts which may be paid based on completion of key projects. Pursuant to their employment arrangements, each Named Executive Officer is eligible to receive a target annual cash bonus, payable in cash based on a percentage of his base salary determined by the Compensation Committee each year, subject to achieving certain performance targets. For the 2016 fiscal year, the Compensation Committee set each Named Executive Officer’s target bonus opportunity (which is described in the table below) based on competitive market and internal pay equity considerations.

	2016 Annual Cash Bonus
	Approximate % of base salary at Target	Payment amounts at Target
Marc Eisenberg	100%	$499,495
Robert Costantini	95%	$303,995
John Stolte	70%	$192,583
Christian Le Brun	70%	$185,526
Craig Malone	61%	$156,122

On December 15, 2015, our Compensation Committee established 2016 operational and financial performance targets for which annual bonuses would be paid to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone based on achieving those targets.

The 2016 operational and financial performance targets for each of Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone, and the relative weighting of such performance targets as a percentage of the annual bonuses are set forth in the following table:

2016 Performance targets	Marc Eisenberg	Robert Costantini	John Stolte	Christian Le Brun	Craig Malone
Fiscal 2016 Adjusted EBITDA	50%	50%	50%	50%	50%
Consolidated revenues	25%	25%	25%	25%	25%
Direct channel revenues	5%	5%	—	3.75%	5%
Net subscriber additions	5%	5%	—	3.75%	5%
Other operational targets(1)	5%	5%	15%	7.5%	5%
Discretionary	10%	10%	10%	10%	10%

	100%	100%	100%	100%	100%

(1)	Consists of seven objectives which relate to the individual Named Executive Officer’s roles and responsibilities. Not all objectives applied to each Named Executive Officer.

For 2016, bonuses were not earned unless at least a threshold level of performance was achieved (i.e., 90% of target for Fiscal 2016 Adjusted EBITDA and 93% of target for Consolidated Revenues). Achieving threshold performance for each of the Fiscal 2016 Adjusted EBITDA and Consolidated Revenues performance measures would result in payment of 50% of the award payable for target performance for each of the Named Executive Officers.

Achieving maximum performance of the Fiscal 2016 Adjusted EBITDA performance measure (i.e., 110% of target for Fiscal 2016 Adjusted EBITDA) would result in payment of approximately 244% of the award payable for target performance for Messrs. Eisenberg and Costantini and approximately 175% of the award payable for target performance for Messrs. Stolte, Le Brun and Malone. For performance between threshold and target performance levels, the award payable for all the Named Executive Officers would be calculated on a linear sliding scale basis. For performance between target and maximum performance levels, the award payable would be calculated on a sliding scale basis which increases more rapidly when actual performance exceeds the target performance level. For Messrs. Eisenberg and Costantini, the sliding scale increases at a higher percentage rate than the sliding scale applicable to Messrs. Stolte, Le Brun and Malone.

Achieving maximum performance of the Consolidated Revenues performance measure (i.e., 108% of target) would result in payment of 200% of the award payable for target performance for Messrs. Eisenberg and Costantini and approximately 175% of the award payable for target performance for Messrs. Stolte, Le Brun and Malone. For performance between threshold and target performance levels, the award payable for all the Named Executive Officers would be calculated on a linear sliding scale basis. For performance between target and maximum performance levels, the award payable would be calculated on a linear sliding scale basis for Messrs. Eisenberg and Costantini and on a sliding scale basis which increases more rapidly when actual performance exceeds the target performance level for Messrs. Stolte, Le Brun and Malone.

The following tables summarize the payouts at the threshold, target and maximum performance levels with respect to the Fiscal 2016 Adjusted EBITDA and Consolidated Revenues performance measures for each of the Named Executive Officers:

Fiscal 2016 Adjusted EBITDA

	Threshold (90% of Target)	Target	Maximum (110% of Target)
Marc Eisenberg	$124,748	$249,495	$609,119
Robert Costantini	$76,800	$153,600	$375,000
John Stolte	$47,843	$95,686	$167,356
Christian Le Brun	$46,143	$92,286	$161,408
Craig Malone	$39,031	$78,061	$136,530

Consolidated Revenues

	Threshold (93% of Target)	Target	Maximum (108% of Target)
Marc Eisenberg	$62,500	$125,000	$250,000
Robert Costantini	$37,603	$75,205	$150,411
John Stolte	$24,609	$49,218	$86,083
Christian Le Brun	$23,734	$47,468	$83,022
Craig Malone	$19,515	$39,031	$68,265

For all operational performance targets, the bonuses were not earned unless the threshold target level of performance was achieved.

On February 14, 2017, our Compensation Committee, at its sole discretion, awarded the discretionary bonus components in full based on completion of certain key projects, such as integration of acquisitions and new products and services development, for Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone, effective upon completion of the 2016 fiscal year financial audit confirming the 2016 performance target results presented to the Compensation Committee (which occurred on March 3, 2017).

2016 Operational and Financial Performance Targets and Results

Performance targets	Threshold target	Target	Maximum target	Performance
Fiscal 2016 Adjusted EBITDA	$45,000,000	$50,000,000	$55,000,000	Achieved approx. $47,000,000(1)
Consolidated revenues	$185,000,000	$200,000,000	$215,000,000	Achieved approx. $187,000,000
Net subscriber additions	150,000	N/A	N/A	Achieved approx. 182,000 including 2016 acquisition
Direct channel revenues	$60,000,000	N/A	N/A	Achieved approx. $70,300,000
Other operational targets(2)			(2)	(2)
Discretionary	Based on completion of certain key projects based on the Compensation Committee’s determination			Achieved

(1)	While the Company reported Adjusted EBITDA of approximately $47,000,000 in 2016, our Compensation Committee determined that for purposes of 2016 cash and equity performance awards, it would be appropriate to exclude certain unbudgeted expenses, such as costs to pursue growth opportunities, which otherwise reduced Adjusted EBITDA, in determining that the Adjusted EBITDA performance target for 2016 had been achieved at the target level of $50,000,000.

(2)	Consists of seven objectives which relate to the individual Named Executive Officer’s roles and responsibilities. Not all objectives applied to each Named Executive Officer. Five of the seven objectives were achieved, while two of the seven objectives were not achieved.

On February 14, 2017, our Compensation Committee determined that the following performance-based annual incentive bonus payout amounts relating to achievement against 2016 operational and financial performance targets would be paid to the Named Executive Officers, effective upon completion of the 2016 fiscal year financial audit confirming the 2016 performance target results presented to the Compensation Committee (which occurred on March 3, 2017):

2016 Performance targets	Marc Eisenberg	Robert Costantini	John Stolte	Christian Le Brun	Craig Malone
Fiscal 2016 Adjusted EBITDA	$249,495	$153,600	$95,686	$92,286	$78,061
Consolidated revenues	62,500	37,603	24,609	23,734	19,515
Direct channel revenues	25,000	14,933	—	6,696	7,806
Net subscriber additions	25,000	14,933	—	6,696	7,806
Other operational targets(1)	25,000	14,934	19,028	13,393	7,807
Discretionary	50,000	30,389	19,137	18,987	15,612

	$436,995	$266,392	$158,460	$161,792	$136,607

(1)	Consists of seven objectives which relate to the individual Named Executive Officer’s roles and responsibilities. Not all objectives applied to each Named Executive Officer. Five of the seven objectives were achieved, while two of the seven objectives were not achieved.

For purposes of illustrating the payout amount for Mr. Le Brun (whose base salary as of the end of fiscal year 2016 was $265,000) with respect to the Consolidated Revenues performance measure, the calculation (with 2016 Consolidated Revenues of $187,000,000, which exceeded the threshold target level of $185,000,000, but fell short of the target level of $200,000,000) is as follows:

Mr. Lebrun’s target payout amount for the Consolidated Revenues performance measure is calculated as approximately 18% of his base salary, or $47,468. The $47,468 is then multiplied by a factor of 50%, representing a discount to reflect the $13,000,000 lower Consolidated Revenues attained than the target amount of $200,000,000, resulting in a payout amount of $23,734.

2017 Operational and Financial Performance Targets

On December 13, 2016, our Compensation Committee established 2017 operational and financial performance targets for which annual bonuses will be paid to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone based on achieving financial and operational performance targets. The 2017 operational and financial performance targets are substantially similar to those for 2016. The 2017 operational and financial performance targets and the relative weighting of such performance targets as a percentage of the annual bonuses are set forth in the following table:

2017 Performance targets	Marc Eisenberg	Robert Costantini	John Stolte	Christian Le Brun	Craig Malone
Fiscal 2017 Adjusted EBITDA	55%	55%	55%	55%	55%
Service Revenues	15%	15%	15%	15%	15%
Product Revenues	15%	15%	15%	15%	15%
Discretionary	15%	15%	15%	15%	15%

	100%	100%	100%	100%	100%

Long-Term Equity-Based Incentives.    In addition to the short-term cash compensation payable to our Named Executive Officers, our Compensation Committee believes that the interests of our stockholders are best served when a substantial portion of our Named Executive Officers’ compensation is comprised of equity-based and other long-term incentives that appreciate in value contingent upon increases in the share price of our common stock and other indicators that reflect improvements in business fundamentals. Therefore, it is our Compensation Committee’s intention to make grants of equity-based awards to our Named Executive Officers and other key employees at such times and in such amounts as may be required to accomplish the objectives of our compensation programs. Please see the Grants of Plan Based awards table and the accompanying narrative disclosures set forth in this proxy statement for more information regarding the grants of equity plan-based awards to our Named Executive Officers in fiscal year 2016.

For the equity-based and other long-term incentives, the table below summarizes the allocation of equity-based awards granted for fiscal year 2017 to each of our Named Executive Officers among performance based restricted stock units (“RSUs”), time-based RSUs and market performance units (“MPUs”) and the grant date values for each type of award:

	Performance Restricted Stock Units		Time Based Restricted Stock Units		Market Performance Units
	% of Long-Term Equity Based Incentives at Target	Grant-date value at Target(1)	% of Long-Term Equity Based Incentives at Target	Grant-date value at Target(1)	% of Long-Term Equity Based Incentives at Target	Grant-date value at Target(2)
Marc Eisenberg	34%	$250,000	34%	$250,000	32%	$225,000
Robert Costantini	26%	$75,000	26%	$75,000	48%	$144,000
John Stolte	25%	$62,498	25%	$62,498	50%	$123,750
Christian Le Brun	26%	$62,498	26%	$62,498	48%	$119,250
Craig Malone	23%	$50,000	23%	$50,000	54%	$114,750

(1)	The amounts set forth in the “Grant-date value at Target” column for time-based and performance-based RSUs represent the market value of the common stock underlying the RSUs on the date of grant.
(2)	The amounts set forth in the “Grant-date value at Target” column for the MPUs represent the dollar value of the award assuming the stock price achieves the applicable target stock price level for each year in the three-year performance period 2017-2019.

We have not timed grants of equity-based awards in coordination with the release of non-public information nor have we timed the release of non-public information for the purpose of affecting the value of executive compensation.

Under the 2016 Long Term Incentives Plan (“2016 LTIP”), the Compensation Committee has the ability to provide a number of equity-based awards, including RSUs, SARs, stock options, common stock, restricted stock, MPUs and performance shares to promote our long-term growth and profitability. Since 2016, our equity based incentives have been a mix of RSUs and MPUs. This combination of equity-based incentives is intended to benefit stockholders by enabling us to better attract and retain top talent in a marketplace where such incentives are prevalent. We believe that RSUs and MPUs provide effective vehicles for promoting a long-term share ownership perspective for our senior management and employees and closely align the interests of senior management and employees with our achievement of longer-term financial objectives that enhance stockholder value, while at the same time limiting the dilutive effects of granting stock options. Our stock compensation plan is the principal method by which our executive officers acquire equity or equity-based interests in us.

2016 Time-based and Performance-based RSU grants.    A restricted stock unit, or RSU, is a contractual right to receive at a specified future vesting date an amount in respect of each RSU based on the fair market value on such date of one share of our common stock, subject to such terms and conditions as the Compensation Committee may establish. RSUs that become payable in accordance with their terms and conditions will be settled in cash, shares of our common stock, or a combination of cash and our common stock, as determined by the Compensation Committee. The Compensation Committee may provide for the accumulation of dividend equivalents in cash, with or without interest, or the reinvestment of dividend equivalents in our common stock held subject to the same conditions as the RSU and such terms and conditions as the Compensation Committee may determine. No participant who holds RSUs will have any ownership interest in the shares of common stock to which such RSUs relate until and unless payment with respect to such RSUs is actually made in shares of common stock. Vested and unvested RSUs awarded to certain of our employees, including our Named Executive Officers, will be subject to forfeiture in the event such employees breach their non-competition and/or non-solicitation covenants set forth in their award agreements and unvested RSUs are subject to cancellation if, prior to vesting, such employees ceased to be employed by us for any reason.

On December 15, 2015, the Compensation Committee granted time-based RSUs under the 2006 Long-Term Incentives Plan (the “2006 LTIP”). The Compensation Committee granted the following amounts of time-based RSUs to our Named Executive Officers: (i) Mr. Eisenberg — 36,873; (ii) Mr. Costantini — 11,062; (iii) each of Messrs. Stolte and Le Brun — 9,218; and (iv) Mr. Malone — 7,374.

On December 15, 2015, the Compensation Committee granted performance-based RSUs under the 2006 LTIP relating to 2016 operational and financial performance targets that we believe are important to our long-term success. Each of the fiscal 2016 performance target components and the percentages for each component with respect to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone are the same as those for their 2016 annual cash bonuses described above under “— Annual Cash Bonus”. The Compensation Committee, in consultation with management, linked target performance levels to these measures, as we believe that each of them is an important factor in our revenue growth and for sustaining our business model. The Compensation Committee granted the following amounts of performance-based RSUs to our Named Executive Officers: (i) Mr. Eisenberg — 36,873; (ii) Mr. Costantini — 11,061; (iii) each of Messrs. Stolte and Le Brun — 9,218; and (iv) Mr. Malone — 7,375.

On February 14, 2017, our Compensation Committee determined that performance-based RSU awards granted to the Named Executive Officers on December 15, 2015 would vest based on achievement of the applicable target levels described above under “2016 Operational and Financial Targets and Results”, effective upon completion of the 2016 fiscal year financial audit confirming the 2016 performance target results presented to the Compensation Committee (which occurred on March 3, 2017), as set forth below:

2016 Performance targets	Marc Eisenberg	Robert Costantini	John Stolte	Christian Le Brun	Craig Malone
Fiscal 2016 Adjusted EBITDA	18,437	5,531	4,609	4,609	3,688
Consolidated revenues	4,609	1,383	1,153	1,153	922
Direct channel revenues	1,844	553	—	346	369
Net subscriber additions	1,844	553	—	346	369
Other operational targets(1)	1,844	553	461	692	369
Discretionary	3,686	1,106	921	920	736

	32,264	9,679	7,144	8,066	6,453

On December 13, 2016, the Compensation Committee granted performance-based RSUs under the 2016 LTIP relating to 2017 operational and financial performance targets that we believe are important to our long-term success. Each of the fiscal 2017 performance target components and the percentages for each component with respect to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone are the same as those for their 2017 annual cash bonuses described above under “— Annual Cash Bonus”. The Compensation Committee, in consultation with management, linked target performance levels to these measures, as we believe that each of them is an important factor in our revenue growth and for sustaining our business model. The Compensation Committee granted the following awards of performance-based RSUs to our Named Executive Officers: (i) Mr. Eisenberg — 27,293; (ii) Mr. Costantini — 8,188; (iii) each of Messrs. Stolte and Le Brun — 6,823; and (iv) Mr. Malone — 5,459. The 2017 performance-based RSUs vest in 2018 dependent upon achieving financial and operational performance targets for 2017.

We believe that the vesting periods in connection with these performance-based RSU awards are appropriate because they allow the Compensation Committee to formulate performance targets annually that are aligned with our dynamic business plans and external factors.

MPU Grants.    A market performance unit, or MPU is a long-term equity-based award denominated in dollars representing up to 45% of the grantee’s base salary, which vests based on achieving stock price targets over a specified three-year performance period. One-third of the MPUs will vest at the end of each one-year performance period if the Company meets the specified stock price target. The value of the MPUs that will be earned each year ranges from 7.5% to 15% of each of the Named Executive Officers’ base salary for the year in which the MPUs were granted depending on the Company’s stock price performance for that year above the specified minimum target price. Under the terms of the MPUs, the annual stock price is calculated by using the average daily closing price of the Company’s common stock for 20 trading days preceding December 31 of the relevant fiscal year. The payout amounts for the MPUs may be paid in cash, stock or a combination of both as determined by the Compensation Committee. If paid in common stock, the payout amount will be calculated based upon the fair market value of the Company’s common stock on the trading day immediately preceding the payout date. Payment whether paid in cash, common stock or a combination of both must be paid by March 15th of the calendar year immediately following the year in which each performance period ends. If the stock price at the end of each annual year is below the minimum stock price, the payout amounts will be zero. If the stock price meets the minimum stock price for each year, the payout amount will be equal to 7.5% of the grantee’s base salary for the year in which the MPUs were granted. If the stock price falls between the minimum and target stock price for each year, the payout amounts will be interpolated on a straight-line basis between the minimum and target stock prices.

MPUs 2014-2016 Performance Cycle. On December 12, 2013, the Compensation Committee granted MPUs to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone for the three-year performance period which ended on December 31, 2016 (the “2014-2016 MPUs”). On January 1, 2015, the first third of the 2014-2016 MPUs partially vested based on the stock price performance for 2014 exceeding the specified minimum target price of $5.00 per share but not exceeding the target stock price. The payout amounts for Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone were 13% of their respective 2014 base salaries ($56,063, $38,821, $32,341, $28,374 and $29,250, respectively) and were paid in 8,456 shares, 5,866 shares, 4,889 shares, 4,165 shares and 4,477 shares of common stock, respectively, based on the closing price of our common stock on December 31, 2014 of $6.54 per share. On January 1, 2016, the second third of the 2014-2016 MPUs partially vested based on the stock price performance for 2015 exceeding the specified minimum target price of $5.50 per share. The payout amounts for Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone were 11% of their respective 2014 base salaries and were paid solely in cash: Mr. Eisenberg — $48,131; Mr. Costantini — $33,391; Mr. Stolte —$27,826; Mr. Le Brun — $23,709; and Mr. Malone — $25,481. On January 1, 2017, the final third of the 2014-2016 MPUs partially vested based on the stock price performance for 2016 exceeding the specified minimum target price of $6.00 per share. The payout amounts for Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone were 14% of their respective 2014 base salaries and were paid solely in cash: Mr. Eisenberg — $60,053; Mr. Costantini — $41,661; Mr. Stolte — $34,717; Mr. Le Brun — $29,581; and Mr. Malone — $31,793.

MPUs 2015-2017 Performance Cycle. On December 17, 2014, the Compensation Committee granted MPUs to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone for the three-year performance period which ends on December 31, 2017 (the “2015-2017 MPUs”). On January 1, 2016, the first third of the 2015-2017 MPUs vested based on the stock price performance for 2015 exceeding the specified target price of $7.00 per share. The payout amounts for Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone were 15% of their respective 2015 base salaries and were paid solely in cash: Mr. Eisenberg — $67,500; Mr. Costantini — $46,500; Mr. Stolte — $38,700; Mr. Le Brun — $36,750; and Mr. Malone — $33,750. On January 1, 2017, the second third of the 2015-2017 MPUs vested based on the stock price performance for 2016 exceeding the specified target price of $8.00 per share. The payout amounts for Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone were 15% of their respective 2015 base salaries and were paid solely in cash: Mr. Eisenberg — $67,500; Mr. Costantini — $46,500; Mr. Stolte — $38,700; Mr. Le Brun — $36,750; and Mr. Malone — $33,750.

MPUs 2016-2018 Performance Cycle. On December 15, 2015, the Compensation Committee granted MPUs to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone for the three-year performance period which ends on December 31, 2018 (the “2016-2018 MPUs”). On January 1, 2017, the first third of the 2016-2018 MPUs vested based on the stock price performance for 2016 exceeding the specified target price of $7.00 per share. The payout amounts for Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone were 15% of their respective

2016 base salaries and were paid solely in cash: Mr. Eisenberg — $67,500; Mr. Costantini — $46,500; Mr. Stolte — $38,700; Mr. Le Brun — $36,750; and Mr. Malone — $33,750.

MPUs 2017-2019 Performance Cycle. On December 13, 2016, the Compensation Committee granted MPUs to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone for the three-year performance period which ends on December 31, 2019.

2016 Time-based RSU grants.    On December 13, 2016, the Compensation Committee granted the following amount of time-based RSUs to our Named Executive Officers: Mr. Eisenberg — 27,292; Mr. Costantini — 8,188; Messrs. Stolte and Le Brun — 6,823 each; and Mr. Malone — 5,458. These time-based RSUs vest on January 1, 2018.

We believe that the vesting periods in connection with these time-based RSU awards are appropriate because they are intended to help retain employees, including executives, by rewarding them for continued service with us.

Health and Welfare Benefits

Our Named Executive Officers participate in a variety of retirement, health and welfare, and vacation benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and vacation benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits. Generally, these programs are the same offered to all employees.

Perquisites

Our Named Executive Officers are provided a limited number of perquisites whose primary purpose is to minimize distractions from the executives’ attention to the Company’s business.

The principal perquisites offered to our Named Executive Officers are car allowances and life insurance premiums. Please see the Summary Compensation Table and accompanying narrative disclosures set forth in this proxy statement for more information on perquisites and other personal benefits we provide to our Named Executive Officers.

401(k) Plan

We maintain a 401(k) retirement plan intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The plan is a defined contribution plan that covers all our employees who have been employed for three months or longer, beginning on the date of employment. Employees may contribute up to 15% of their eligible compensation (subject to certain limits) as pretax, salary deferral contributions. In addition, the plan contains a discretionary contribution component pursuant to which we may make an additional annual contribution. Contributions made by us vest over a five-year period from the employee’s date of employment. We match the amount contributed by each employee up to 3% of the employee’s salary.

Severance and Change in Control Benefits

Severance and change in control benefits are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. The severance and change in control benefits found in the Named Executive Officers’ employment agreements are designed to encourage employees to remain focused on our business in the event of rumored or actual fundamental corporate changes.

Severance Benefits.    Our employment agreements with the Named Executive Officers provide that upon an involuntary termination of employment will pay to the terminated Named Executive Officer cash severance and other benefits in an amount consistent with competitive practice. These benefits include continued base salary payments for a period of one year for all of the Named Executive Officers (except for Mr. Malone), and in certain instances health insurance coverage (typically for a one-year or shorter period). Severance benefits are intended to ease the financial consequences to a Named Executive Officer due to an unplanned termination of employment. We benefit by requiring a general release from a separated Named Executive Officer employees. In addition, we have included post-termination non-compete and non-solicitation covenants in certain individual employment agreements.

Change in Control Benefits.    Our employment agreements with the Named Executive Officers provide for change of control benefits of continued base salary payments for a period of eighteen months for all of the Named Executive Officers (except for Mr. Malone), and in certain instances health insurance coverage, health care coverage (typically for an 18 month or shorter period). Under the 2006 LTIP and the award agreements under those plans, our stock options, RSUs, SARs and MPUs generally vest upon a change of control with a specified minimum price threshold, whether or not time vesting requirements or performance targets have been achieved. Under the employment arrangements with our Named Executive Officers, other change of control benefits generally require a change of control, followed by a termination of or change in an executive’s employment, a so-called “double” trigger mechanism. In adopting the so-called “single” trigger treatment for equity-based awards, we were guided by a number of principles: being consistent with current market practice among communications company peers; and keeping employees relatively whole for a reasonable period but avoid creating a “windfall”. Single trigger vesting ensures that ongoing employees are treated the same as terminated employees with respect to outstanding equity-based grants. Single trigger vesting provides employees with the same opportunities as stockholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the change of control transaction. Single trigger vesting on performance-based equity awards, in particular, is appropriate given the difficulty of replicating the underlying performance goals.

Under the 2016 LTIP, unless otherwise provided in the award agreement, (i) unvested awards that are assumed or otherwise replaced in the change of control transaction with an award that is substantially comparable will include a “double” trigger vesting, requiring a termination of employment without cause or for good reason within two years after a change of control and (ii) unvested awards that are not assumed or replaced with substantially comparable awards will have a “single” trigger vesting, which will fully vest the award upon the change of control. Any awards subject to performance goals will be vested as if the performance goal had been achieved at target (regardless of actual performance) and prorated to reflect the portion of the performance period elapsed as of the vesting date. A change of control is defined under the 2016 LTIP as an event that would be considered a “change in control” under Section 409A of the Code and no longer includes the minimum price threshold that applies under the 2006 LTIP. While we believe the “double” trigger vesting of equity-based awards may be more appropriate where the expected benefits of the unvested equity-based awards are preserved for employees following the change of control transaction, we continue to believe that “single” trigger vesting of equity-based awards is still appropriate under certain circumstances for the reasons described above.

Clawback Policy

The Company has adopted an Executive Incentive Compensation Recoupment Policy, or clawback policy, applicable to incentive compensation (i.e., cash bonus or equity based awards based on achievement of a performance metric) that are subsequently the subject of certain material restatements of financial statements, and incentive compensation based on materially inaccurate financial or performance measurements. The clawback policy is applicable to all executive officers subject to Section 16 of the Exchange Act, including the Named Executive Officers. The clawback policy extends to incentive compensation awarded within three completed fiscal years immediately preceding the date on which a material restatement is required or within three completed fiscal years immediately preceding the date on which the Compensation Committee determines that incentive compensation based on materially inaccurate financial or performance measurements has been awarded or paid. Employees covered under the clawback policy shall also be subject to any additional “clawback” or recoupment requirements required by applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 304 of the Sarbanes-Oxley Act.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code limits our tax deductions relating to the compensation paid to Named Executive Officers, unless the compensation is performance-based, the material terms of the applicable performance goals are disclosed to and approved by our stockholders and the other requirements of Section 162(m) are also satisfied. Our 2006 LTIP received stockholder approval and, to the extent applicable, was prepared with the intention that our incentive compensation may qualify as performance-based compensation under Section 162(m). Similarly, the 2016 LTIP has received stockholder approval, and to the extent applicable, was prepared with the intention that incentive compensation under the plan may qualify as performance-based compensation under Section 162(m) and the material terms of the applicable performance goals have been disclosed to shareholders and are proposed for shareholder approval at the Annual Meeting. However, under both the 2006 LTIP and the 2016 LTIP, we reserve the right to forego deductibility at the discretion of the Compensation Committee and pay performance based compensation that is not deductible under Section 162(m). While we intend to continue to rely on performance-based compensation programs, we recognize the need for flexibility in making executive compensation decisions, based on the relevant facts and circumstances, so that we achieve our best interests and the best interests of our stockholders. To the extent consistent with this goal and to help us manage our compensation costs, we generally attempt to satisfy the requirements of Section 162(m) with respect to those elements of our compensation programs that are performance-based, subject to our right to forego the deductibility at the discretion of the Compensation Committee.

Certain Awards Deferring or Accelerating the Receipt of Compensation

Section 409A of the Code, imposes requirements applicable to “nonqualified deferred compensation plans”. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. We intended that awards granted under the 2006 LTIP comply with the requirements of Section 409A and intend to administer and interpret the 2006 LTIP in such a manner. Similarly, we intend that awards granted under the 2016 LTIP will comply with the requirements of Section 409A and intend to administer and interpret the 2016 LTIP in such a manner.

Role of Executives and Others in Establishing Compensation

During 2016 our Chief Executive Officer, Mr. Eisenberg, reviewed the performance of the Named Executive Officers (other than his own, which was reviewed by the Compensation Committee), and met on a case-by-case basis with each of the other Named Executive Officers to discuss proposed salary adjustments and annual award amounts, which were then presented to the Compensation Committee for approval. The Compensation Committee can exercise discretion in modifying any recommended adjustments or awards to executives. Mr.  Eisenberg in his capacity as Chief Executive Officer, attended meetings of the Compensation Committee in 2016.

Hedging Policy

As part of its insider trading policy, the Company has adopted a prohibition on directors, officers and employees of the Company (i) trading in derivative securities of the Company, unless specifically approved in advance in writing by the Company, and (ii) any short selling of the Company’s stock. Although the Company does not have a specific policy on directors and executive officers pledging shares of stock, under the Company’s insider trading policy, any transaction involving Company stock by a director or an executive officer, including pledges of shares, must be pre-cleared in advance by the Company. There are currently no outstanding pledges of our stock by any of our directors or executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2016.

Compensation Committee

John Major, Chairman

Timothy Kelleher

Gary Ritondaro

COMPENSATION OF EXECUTIVE OFFICERS

Name and Principal Position	Year	Salary $	Bonus $(1)	Stock Awards $(2)	Option Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	All other Compensation $(5)	Total $
Marc Eisenberg	2016	$470,833	$50,000	$584,999	$—	$386,995	$30,773	$1,523,600
Chief Executive Officer	2015	450,000	45,000	612,498	—	502,727	25,740	1,635,965
	2014	431,250	43,124	345,300	294,750	447,486	24,252	1,586,162

Robert Costantini	2016	314,167	30,389	204,404	—	236,000	19,446	804,406
Executive Vice President	2015	310,000	29,440	227,494	—	330,541	16,846	914,321
and Chief Financial	2014	298,630	28,359	124,500	106,110	297,780	19,452	874,831
Officer

John J. Stolte, Jr.	2016	265,083	19,137	171,746	—	139,323	11,043	606,332
Executive Vice	2015	258,000	17,954	189,496	—	180,131	8,825	654,406
President-Technology	2014	248,775	17,212	100,380	90,390	164,420	9,293	630,470
and Operations

Christian G. Le Brun	2016	253,333	18,987	170,047	—	142,805	8,019	593,191
Executive Vice President	2015	245,000	17,554	186,246	—	158,133	9,100	616,033
and General Counsel	2014	218,264	15,638	97,650	90,390	149,384	8,370	579,696

Craig Malone	2016	237,500	15,612	143,350	—	120,995	8,007	525,464
Executive Vice President	2015	225,000	13,776	156,248	—	137,582	8,521	541,127
Product Development	2014	225,000	13,776	86,850	70,740	126,420	8,802	531,588

(1)	The amounts set forth in the “Bonus” column represents cash amounts of the discretionary portions of the 2016, 2015 and 2014 performance-based annual incentive awards which were paid following the Compensation Committee’s determination of the final amounts earned by the Named Executive Officers.

(2)	The amounts set forth in the “Stock Awards” column for 2016, 2015 and 2014 represent the aggregate grant date fair values of performance-based RSU awards and MPU awards to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For performance-based RSU awards and MPU awards such amounts are based on the probable outcome of the performance conditions as of the grant date. For the MPUs such amounts are based on the vesting of 100% of the MPUs awarded based on achieving the target stock price level. For a discussion of the assumptions used to calculate the grant date fair value of an RSU award and an MPU award shown in the “Stock Awards” column, see Note 4 in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives and Annual Cash Bonuses” for a further discussion regarding RSU and MPU awards in 2016, 2015 and 2014 and the Outstanding Equity Awards at 2016 Fiscal Year-End Table for a further discussion regarding outstanding RSU and MPU awards. The amounts shown may not correspond to the actual value that may be realized by the named executive officers.

(3)	The amounts set forth in the “Options Awards” column represent the aggregate grant date fair values of time-based SAR awards to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions used to calculate the grant date fair value of the SAR awards shown in the “Options Awards” column, see Note 4 in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” for a further discussion regarding SAR awards in 2016, 2015 and 2014 and the Outstanding Equity Awards at 2016 Fiscal Year-End Table for a further discussion regarding outstanding SAR awards.

(4)

The amounts set forth in the “Non-Equity Incentive Plan Compensation” column represent the annual incentive bonus amounts with respect to the other portions of the 2016, 2015 and 2014 performance-based annual incentive awards paid to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone under the terms of their respective employment arrangements. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” for a further discussion regarding the 2016 annual incentive payments.

(5)	The amounts set forth in the “All Other Compensation” column are comprised of the following for each Named Executive Officer:

Marc Eisenberg:

Perquisites and Personal Benefits:

2016: $14,125 for 401(k) matching contributions, $14,400 for automobile allowance and $2,248 for payment of life insurance premiums.

2015: $9,288 for 401(k) matching contributions, $14,400 for automobile allowance and $2,052 for payment of life insurance premiums.

2014: $7,800 for 401(k) matching contributions, $14,400 for automobile allowance and $2,052 for payment of life insurance premiums.

Robert Costantini:

Perquisites and Personal Benefits:

2016: $5,825 for 401(k) matching contributions, $9,600 for automobile allowance and $4,021 for payment of life insurance premiums.

2015: $5,194 for 401(k) matching contributions, $9,600 for automobile allowance and $2,052 for payment of life insurance premiums.

2014: $7,800 for 401(k) matching contributions, $9,600 for automobile allowance and $2,052 for payment of life insurance premiums.

John Stolte:

Perquisites and Personal Benefits:

2016: $7,953 for 401(k) matching contributions and $3,091 for payment of life insurance premiums.

2015: $6,773 for 401(k) matching contributions and $2,052 for payment of life insurance premiums.

2014: $7,241 for 401(k) matching contributions and $2,052 for payment of life insurance premiums.

Christian Le Brun:

Perquisites and Personal Benefits:

2016: $7,269 for 401(k) matching contributions and $750 for payment of life insurance premiums.

2015: $7,044 for 401(k) matching contributions and $2,056 for payment of life insurance premiums.

2014: $6,459 for 401(k) matching contributions and $1,911 for payment of life insurance premiums.

Craig Malone:

Perquisites and Personal Benefits:

2016: $6,919 for 401(k) matching contributions and $1,088 for payment of life insurance premiums.

2015: $6,469 for 401(k) matching contributions and $2,052 for payment of life insurance premiums.

2014: $6,750 for 401(k) matching contributions and $2,052 for payment of life insurance premiums.

Grants of Plan-Based Awards in 2016

Name	Award Date(1)	Committee Date	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock(5) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
				Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
Marc Eisenberg	2017 non-equity incentive plan awards
	12/13/2016	12/13/2016	2017 annual incentive (Adjusted EBITDA)	137,500	275,000	671,387	—	—	—	—	—	—
	12/13/2016	12/13/2016	2017 annual incentive (Service revenues)	37,500	75,000	150,000	—	—	—	—	—	—
	12/13/2016	12/13/2016	2017 annual incentive (Product revenues)	37,500	75,000	150,000	—	—	—	—	—	—
	12/13/2016	12/13/2016	2017 annual incentive (Discretionary new projects)	—	75,000	75,000	—	—	—	—	—	—

	Total 2017 non-equity incentive plan awards			212,500	500,000	1,046,387

	2017 equity incentive plan awards
	12/13/2016	12/13/2016	2017 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	15,011	—	—	—	137,501
	12/13/2016	12/13/2016	2017 performance-based RSUs (Service revenues)	—	—	—	—	4,094	—	—	—	37,501
	12/13/2016	12/13/2016	2017 performance-based RSUs (Product revenues)	—	—	—	—	4,094	—	—	—	37,501
	12/13/2016	12/13/2016	2017 performance-based RSUs (Discretionary new projects)	—	—	—	—	4,094	—	—	—	37,501
	12/13/2016	12/13/2016	Time-based RSUs	—	—	—		—		27,292		249,995
	12/13/2016	12/13/2016	MPUs	—	—	—	(7)	—	(7)	—	—	112,500

	Total 2017 equity incentive plan awards						(7)	27,293	(7)	27,292	—	612,499

Name	Award Date(1)	Committee Date	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock(5) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
				Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
Robert G. Costantini	2017 non-equity incentive plan awards
	12/13/2016	12/13/2016	2017 annual incentive (Adjusted EBITDA)	84,800	169,600	414,063	—	—	—	—	—	—
	12/13/2016	12/13/2016	2017 annual incentive (Service revenues)	22,400	44,800	89,600	—	—	—	—	—	—
	12/13/2016	12/13/2016	2017 annual incentive (Product revenues)	22,400	44,800	89,600	—	—	—	—	—	—
	12/13/2016	12/13/2016	2017 annual incentive (Discretionary new projects)	—	44,800	44,800	—	—	—	—	—	—

	Total 2017 non-equity incentive plan awards			129,600	304,000	638,063

	2017 equity incentive plan awards
	12/13/2016	12/13/2016	2017 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	4,503	—	—	—	41,247
	12/13/2016	12/13/2016	2017 performance-based RSUs (Service revenues)	—	—	—	—	1,229	—	—	—	11,258
	12/13/2016	12/13/2016	2017 performance-based RSUs (Product revenues)	—	—	—	—	1,228	—	—	—	11,248
	12/13/2016	12/13/2016	2017 performance-based RSUs (Discretionary new projects)	—	—	—	—	1,228	—	—	—	11,248
	12/13/2016	12/13/2016	Time-based RSUs	—	—	—	—	—	—	8,188	—	75,002
	12/13/2016	12/13/2016	MPUs	—	—	—	(7)	—	(7)	—	—	72,000

	Total 2017 equity incentive plan awards						(7)	8,188	(7)	8,188	—	222,004

Name	Award Date(1)	Committee Date	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock(5) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
				Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
John J. Stolte, Jr.	2017 non-equity incentive plan awards
	12/13/2016	12/13/2016	2017 annual incentive (Adjusted EBITDA)	53,433	106,865	186,908	—	—	—	—	—	—
	12/13/2016	12/13/2016	2017 annual incentive (Service revenues)	14,270	28,541	49,918	—	—	—	—	—	—
	12/13/2016	12/13/2016	2017 annual incentive (Product revenues)	14,270	28,541	49,918	—	—	—	—	—	—
	12/13/2016	12/13/2016	2017 annual incentive (Discretionary new projects)	—	28,541	28,541	—	—	—	—	—	—

	Total 2017 non-equity incentive plan awards			81,973	192,488	315,285

	2017 equity incentive plan awards
	12/13/2016	12/13/2016	2017 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	3,753	—	—	—	34,377
	12/13/2016	12/13/2016	2017 performance-based RSUs (Service revenues)	—	—	—	—	1,024	—	—	—	9,380
	12/13/2016	12/13/2016	2017 performance-based RSUs (Product revenues)	—	—	—	—	1,023	—	—	—	9,371
	12/13/2016	12/13/2016	2017 performance-based RSUs (Discretionary new projects)	—	—	—	—	1,023	—	—	—	9,371
	12/13/2016	12/13/2016	Time-based RSUs	—	—	—	—	—	—	6,823	—	62,499
	12/13/2016	12/13/2016	MPUs	—	—	—	(7)	—	(7)	—	—	61,875

	Total 2017 equity incentive plan awards						(7)	6,823	(7)	6,823	—	186,872

Name	Award Date(1)	Committee Date	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock(5) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
				Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
Christian G. Le Brun	2017 non-equity incentive plan awards
	12/13/2016	12/13/2016	2017 annual incentive (Adjusted EBITDA)	52,576	105,152	183,912	—	—	—	—	—	—
	12/13/2016	12/13/2016	2017 annual incentive (Service revenues)	13,392	26,785	46,847	—	—	—	—	—	—
	12/13/2016	12/13/2016	2017 annual incentive (Product revenues)	13,392	26,785	46,847	—	—	—	—	—	—
	12/13/2016	12/13/2016	2017 annual incentive (Discretionary new projects)	—	26,785	26,785	—	—	—	—	—	—

	Total 2017 non-equity incentive plan awards			79,360	185,507	304,391

	2017 equity incentive plan awards
	12/13/2016	12/13/2016	2017 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	3,753	—	—	—	34,377
	12/13/2016	12/13/2016	2017 performance-based RSUs (Service revenues)	—	—	—	—	1,024	—	—	—	9,380
	12/13/2016	12/13/2016	2017 performance-based RSUs (Product revenues)	—	—	—	—	1,023	—	—	—	9,371
	12/13/2016	12/13/2016	2017 performance-based RSUs (Discretionary new projects)	—	—	—	—	1,023	—	—	—	9,371
	12/13/2016	12/13/2016	Time-based RSUs	—	—	—	—	—	—	6,823	—	62,499
	12/13/2016	12/13/2016	MPUs	—	—	—	(7)	—	(7)	—	—	59,625

	Total 2017 equity incentive plan awards						(7)	6,823	(7)	6,823	—	184,622

Name	Award Date(1)	Committee Date	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock(5) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
				Target			Target
				Threshold ($)	Upper ($)	Maximum ($)	Threshold (#)	Upper (#)	Maximum (#)
Craig Malone	2017 non-equity incentive plan awards
	12/13/2016	12/13/2016	2017 annual incentive (Adjusted EBITDA)	45,199	90,398	158,106	—	—	—	—	—	—
	12/13/2016	12/13/2016	2017 annual incentive (Service revenues)	11,709	23,418	40,959	—	—	—	—	—	—
	12/13/2016	12/13/2016	2017 annual incentive (Product revenues)	11,709	23,418	40,959	—	—	—	—	—	—
	12/13/2016	12/13/2016	2017 annual incentive (Discretionary new projects)	—	23,418	23,418	—	—	—	—	—	—

	Total 2017 non-equity incentive plan awards			68,617	160,652	263,442

	2017 equity incentive plan awards
	12/13/2016	12/13/2016	2017 performance-based RSUs (Adjusted EBITDA)	—	—	—	—	3,002	—	—	—	27,498
	12/13/2016	12/13/2016	2017 performance-based RSUs (Service revenues)	—	—	—	—	819	—	—	—	7,502
	12/13/2016	12/13/2016	2017 performance-based RSUs (Product revenues)	—	—	—	—	819	—	—	—	7,502
	12/13/2016	12/13/2016	2017 performance-based RSUs (Discretionary new projects)	—	—	—	—	819	—	—	—	7,502
	12/13/2016	12/13/2016	Time-based RSUs	—	—	—	—	—	—	5,458	—	49,995
	12/13/2016	12/13/2016	MPUs	—	—	—	(7)	—	(7)	—	—	57,375

	Total 2017 equity incentive plan awards						(7)	5,459	(7)	5,458	—	157,375

(1)	The date the Compensation Committee approved the issuance of the award.

(2)	The amounts shown represent annual incentive payments payable for fiscal year 2017 to Messrs. Eisenberg, Costantini, Stolte and Le Brun pursuant to employment agreements with the Company. For Mr. Malone, the amounts shown represent annual incentive payable to him for fiscal year 2017 pursuant to an offer letter. See “Certain Relationships and Transactions with Related Persons — Employment Agreements” for a summary of the employment arrangements. The actual annual incentive payment amount paid to each of these Named Executive Officers for fiscal year 2016 operational and financial performance targets are shown in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. For 2016, the incentive payments for Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone are calculated based on a percentage of the executive’s 2016 base salary, determined based on the achievement of specified financial and operational performance targets of the Company for fiscal year 2016. Please see “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Bonus” for a further discussion regarding the allocation of annual incentive payments with respect to the specified performance targets.

(3)	On December 13, 2016, our Compensation Committee established 2017 operational and financial performance targets and granted performance-based RSU awards to each of Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone. The performance-based RSUs vest upon achievement of various 2017 operational and financial performance targets and continued employment through the date that our Compensation Committee has determined the performance targets have been achieved. Mr. Eisenberg was granted 27,293 performance-based RSU awards, Mr. Costantini was granted 8,188 performance-based RSU awards, each of Messrs. Stolte and Le Brun was granted 6,823 performance-based RSU awards and Mr. Malone was granted 5,458 performance-based RSU awards. Further on December 13, 2016, our Compensation Committee granted 2017-2019 MPUs to Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone based on the Company’s stock price performance over a three-year performance period. One-third of the MPUs vest at the end of each year in the performance period only if the Company satisfies stock price targets and continued employment through the date that our Compensation Committee has determined that the stock price targets have been achieved. See “Compensation Discussion and Analysis —Elements of Compensation — Long-Term Equity-Based Incentives” for a further discussion regarding performance-based RSU and MPU awards. See the Outstanding Equity Awards at Fiscal Year-End Table and the related footnotes for additional information regarding these RSU and MPU awards.

(4)	The amounts shown in the “Target” column represents the value of annual incentive payments payable if the Fiscal 2017 Adjusted EBITDA, Service Revenues and Products Revenues performance targets are achieved at the 100% level. The amounts shown in the “Threshold Target” column represent the lower value of annual incentive payments payable if the performance targets are achieved at the 87% level for Fiscal 2017 Adjusted EBITDA, the 96% level for Service Revenues and the 82% level for Product Revenues. The amounts shown in the “Maximum Target” column represent the maximum value of annual incentive payments payable if the performance targets are achieved at the 113% level for Fiscal 2017 Adjusted EBITDA, the 104% level for Service Revenues and the 118% level for Product Revenues, and the maximum amount of the discretionary portion of the annual incentive payments payable upon determination by the Compensation Committee. Please see “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Bonus” for a further discussion regarding the allocation of annual incentive payments with respect to the specified performance targets.

(5)	On December 13, 2016, Mr. Eisenberg was granted 27,292 time-based RSU awards, Mr. Costantini was granted 8,188 time-based RSU awards, each of Messrs. Stolte and Le Brun was granted 6,823 time-based RSU awards and Mr. Malone was granted 5,458 time-based RSU awards. These time-based RSU awards will vest on January 1, 2018. See “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity-Based Incentives” for a further discussion regarding time-based RSU awards. See the Outstanding Equity Awards at Fiscal Year-End Table and the related footnotes for additional information regarding these time-based RSU awards.

(6)	The amounts shown in the “Grant Date Fair Value of Stock and Option Awards” represent the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718 Compensation — Stock Compensation. For a discussion of the assumptions used to calculate the grant date fair value of the performance- and time-based RSUs and MPUs, see Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(7)	Although the MPUs are equity incentive plan awards, the payouts are based on a percentage of salary rather than shares or units. In lieu of reporting the estimated probable payments in the table above, the following table reflects the Threshold and Maximum payments in dollars of the MPUs to the Named Executive Officers set forth in the table, assuming the Company’s stock price performance during the applicable performance cycle satisfied the Threshold or Maximum levels.

Name	Threshold ($)	Maximum ($)
Marc Eisenberg	112,500	225,000
Robert G. Costantini	72,000	144,000
John J. Stolte Jr.	61,875	123,750
Christian G. Le Brun	59,625	119,250
Craig Malone	57,375	114,750

Outstanding Equity Awards at 2016 Fiscal Year-End

	Option/SAR Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)
Marc Eisenberg	15,167	(2)	—	—	11.00	2/27/2017	—	—	—		—
	125,000	(2)	—	—	4.96	3/31/2018	—	—	—		—
	300,000	(2)	—	—	4.96	3/31/2018	—	—	—		—
	11,000	(2)	—	—	2.46	3/3/2020	—	—	—		—
	4,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,750	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,750	(2)	—	—	2.46	3/3/2020	—	—	—		—
	2,500	(2)	—	—	2.46	3/3/2020	—	—	—		—
	2,500	(2)	—	—	2.46	3/3/2020	—	—	—		—
	2,750	(2)	—	—	2.46	3/3/2020	—	—	—		—
	10,000	(2)	—	—	2.46	3/3/2020	—	—	—		—
	150,000	(2)	—	—	2.46	3/3/2020	—	—	—		—
	100,000	(2)	—	—	2.74	10/26/2021	—	—	—		—
	12,500	(2)	—	—	3.65	3/2/2021	—	—	—		—
	6,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	2,500	(2)	—	—	3.65	3/2/2021	—	—	—		—
	2,500	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	7,500	(2)	—	—	3.65	3/2/2021	—	—	—		—
	34,687	(2)	—	—	3.42	3/7/2022	—	—	—		—
	80,000	(2)	—	—	3.53	10/24/2022	—	—	—		—
	60,000	(2)	—	—	5.92	12/12/2023	—	—	—		—
	75,000	(2)	—	—	6.60	12/17/2024	—	—	—		—
	—		—	—	—	—	—	—	18,437	(3)	152,474	(3)
	—		—	—	—	—	—	—	9,218	(4)	76,233	(4)
	—		—	—	—	—	—	—	1,844	(5)	15,250	(5)
	—		—	—	—	—	—	—	1,844	(6)	15,250	(6)
	—		—	—	—	—	—	—	1,844	(7)	15,250	(7)
	—		—	—	—	—	—	—	3,686	(8)	30,483	(8)
	—		—	—	—	—	—	—	36,873	(9)	304,940	(9)
	—		—	—	—	—	—	—	27,293	(10)	225,713	(10)
	—		—	—	—	—	—	—	27,292	(12)	225,705	(12)
	—		—	—	—	—	—	—	(11)		(11)

	Option/SAR Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)
Robert Costantini	50,000	(2)	—	—	4.96	3/31/2018	—	—	—		—
	200,000	(2)	—	—	4.96	3/31/2018	—	—	—		—
	6,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,938	(2)	—	—	2.46	3/3/2020	—	—	—		—
	875	(2)	—	—	2.46	3/3/2020	—	—	—		—
	875	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	5,000	(2)	—	—	2.46	3/3/2020	—	—	—		—
	75,000	(2)	—	—	2.46	3/3/2020	—	—	—		—
	50,000	(2)	—	—	2.74	10/26/2021	—	—	—		—
	7,500	(2)	—	—	3.65	3/2/2021	—	—	—		—
	3,125	(2)	—	—	3.65	3/2/2021	—	—	—		—
	625	(2)	—	—	3.65	3/2/2021	—	—	—		—
	625	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	3,750	(2)	—	—	3.65	3/2/2021	—	—	—		—
	16,875	(2)	—	—	3.42	3/7/2022	—	—	—		—
	50,000	(2)	—	—	3.53	10/24/2012	—	—	—		—
	27,000	(2)	—	—	5.92	12/12/2023	—	—	—		—
	27,000	(2)	—	—	6.60	12/17/2024	—	—	—		—
	—		—	—	—	—	—	—	5,531	(3)	45,741	(3)
	—		—	—	—	—	—	—	2,765	(4)	22,867	(4)
	—		—	—	—	—	—	—	553	(5)	4,573	(5)
	—		—	—	—	—	—	—	553	(6)	4,573	(6)
	—		—	—	—	—	—	—	553	(7)	4,573	(7)
	—		—	—	—	—	—	—	1,106	(8)	9,147	(8)
	—		—	—	—	—	—	—	11,062	(9)	91,483	(9)
	—		—	—	—	—	—	—	8,188	(10)	67,715	(10)
	—		—	—	—	—	—	—	8,188	(12)	67,715	(12)
	—		—	—	—	—	—	—	(11)		(11)

	Option/SAR Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)
John J. Stolte, Jr.	30,000	(2)	—	—	4.96	3/31/2018	—	—	—		—
	120,000	(2)	—	—	4.96	3/31/2018	—	—	—		—
	3,750	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	3,325	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	3,750	(2)	—	—	2.46	3/3/2020	—	—	—		—
	75,000	(2)	—	—	2.46	3/3/2020	—	—	—		—
	50,000	(2)	—	—	2.74	10/26/2021	—	—	—		—
	3,750	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	2,500	(2)	—	—	3.65	3/2/2021	—	—	—		—
	3,750	(2)	—	—	3.65	3/2/2021	—	—	—		—
	17,345	(2)	—	—	3.42	3/7/2022	—	—	—		—
	40,000	(2)	—	—	3.53	10/24/2022	—	—	—		—
	23,000	(2)	—	—	5.92	12/12/2023	—	—	—		—
	23,000	(2)	—	—	6.60	12/17/2024	—	—	—		—
	—		—	—	—	—	—	—	4,609	(3)	38,116	(3)
	—		—	—	—	—	—	—	2,305	(4)	19,062	(4)
	—		—	—	—	—	—	—	461	(7)	3,812	(7)
	—		—	—	—	—	—	—	461	(7)	3,812	(7)
	—		—	—	—	—	—	—	461	(7)	3,812	(7)
	—		—	—	—	—	—	—	921	(8)	7,608	(8)
	—		—	—	—	—	—	—	9,218	(9)	76,233	(9)
	—		—	—	—	—	—	—	6,823	(10)	56,426	(10)
	—		—	—	—	—	—	—	6,823	(12)	56,426	(12)
	—		—	—	—	—	—	—	(11)		(11)

	Option/SAR Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)
Christian G. Le Brun	30,000	(2)	—	—	4.96	3/31/2018	—	—	—		—
	120,000	(2)	—	—	4.96	3/31/2018	—	—	—		—
	3,750	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	750	(2)	—	—	2.46	3/3/2020	—	—	—		—
	2,500	(2)	—	—	2.46	3/3/2020	—	—	—		—
	2,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	1,250	(2)	—	—	2.46	3/3/2020	—	—	—		—
	4,000	(2)	—	—	2.46	3/3/2020	—	—	—		—
	75,000	(2)	—	—	2.46	3/3/2020	—	—	—		—
	50,000	(2)	—	—	2.74	10/26/2021	—	—	—		—
	3,750	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	3,750	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	1,250	(2)	—	—	3.65	3/2/2021	—	—	—		—
	3,750	(2)	—	—	3.65	3/2/2021	—	—	—		—
	16,406	(2)	—	—	3.42	3/7/2022	—	—	—		—
	40,000	(2)	—	—	3.53	10/24/2022	—	—	—		—
	23,000	(2)	—	—	5.92	12/12/2023	—	—	—		—
	23,000	(2)	—	—	6.60	12/17/2024	—	—	—		—
	—		—	—	—	—	—	—	4,609	(3)	38,116	(3)
	—		—	—	—	—	—	—	2,305	(4)	19,062	(4)
	—		—	—	—	—	—	—	346	(5)	2,861	(5)
	—		—	—	—	—	—	—	346	(6)	2,861	(6)
	—		—	—	—	—	—	—	346	(7)	2,861	(7)
	—		—	—	—	—	—	—	346	(7)	2,861	(7)
	—		—	—	—	—	—	—	920	(8)	7,608	(8)
	—		—	—	—	—	—	—	9,218	(9)	76,233	(9)
	—		—	—	—	—	—	—	6,823	(10)	56,426	(10)
	—		—	—	—	—	—	—	6,823	(12)	56,426	(12)
	—		—	—	—	—	—	—	(11)		(11)

	Option/SAR Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or units of stock that have not vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Units or Other That have not Vested ($)
Craig Malone	12,000	(2)	—	—	2.73	10/11/2021	—	—	—		—
	5,000	(2)	—	—	3.51	2/9/2022	—	—	—		—
	1,200	(2)	—	—	3.15	5/15/2022	—	—	—		—
	1,800	(2)	—	—	3.15	5/15/2022	—	—	—		—
	1,200	(2)	—	—	3.15	5/15/2022	—	—	—		—
	1,200	(2)	—	—	3.15	5/15/2022	—	—	—		—
	600	(2)	—	—	3.15	5/15/2022	—	—	—		—
	10,000	(2)	—	—	3.53	10/24/2022	—	—	—		—
	900	(2)	—	—	4.20	6/10/2023	—	—	—		—
	600	(2)	—	—	4.20	6/10/2023	—	—	—		—
	1,200	(2)	—	—	4.20	6/10/2023	—	—	—		—
	1,200	(2)	—	—	4.20	6/10/2023	—	—	—		—
	18,000	(2)	—	—	5.92	12/12/2023	—	—	—		—
	18,000	(2)	—	—	6.60	12/17/2024	—	—	—		—
	—		—	—	—	—	—	—	—		—
	—		—	—	—	—	—	—	3,688	(3)	30,500	(3)
	—		—	—	—	—	—	—	1,844	(4)	15,250	(4)
	—		—	—	—	—	—	—	369	(5)	3,052	(5)
	—		—	—	—	—	—	—	369	(6)	3,052	(6)
	—		—	—	—	—	—	—	369	(7)	3,052	(7)
	—		—	—	—	—	—	—	736	(8)	6,087	(8)
	—		—	—	—	—	—	—	7,374	(9)	60,983	(9)
	—		—	—	—	—	—	—	5,459	(10)	45,146	(10)
	—		—	—	—	—	—	—	5,458	(12)	45,138	(12)
	—		—	—	—	—	—	—	(11)		(11)

(1)	Based on the $8.27 per share closing price of our common stock on December 30, 2016.

(2)	SAR awards granted under our 2006 LTIP, which have a base price equal to the price of our common stock on the grant date.

(3)	Performance-based RSU awards that vested in March 2017 based on exceeding the fiscal 2016 target for Fiscal 2016 Adjusted EBITDA during fiscal 2016 as determined by the Compensation Committee.

(4)	Performance-based RSU awards half of which lapsed unvested in March 2017 based on exceeding the fiscal 2016 threshold target, but not the target, for Consolidated Revenues during fiscal 2016 as determined by the Compensation Committee.

(5)	Performance-based RSU awards that vested in March 2017 based on achieving the fiscal 2016 threshold target for Direct channel revenues during fiscal 2016 as determined by the Compensation Committee.

(6)	Performance-based RSU awards that vested in March 2017 based on achieving the fiscal 2016 threshold target for Net subscriber additions during fiscal 2016 as determined by the Compensation Committee.

(7)	Performance-based RSU awards which relate to the achievement of seven operational targets during fiscal 2016. The operational targets relate to the individual Named Executive Officer’s role and responsibilities. Not all objectives were applicable to each Named Executive Officer. A portion of the performance-based RSU awards vested in March 2017 based on achieving five of the seven objectives during fiscal 2016, while a portion of the performance-based RSUs lapsed unvested in March 2017 based on not achieving two of the seven objectives during fiscal 2016. The number of performance-based RSU awards that vested were 1,844 for Mr. Eisenberg, 553 for Mr. Costantini, 461 for Mr. Stolte, 692 for Mr. Le Brun and 369 for Mr. Malone.

(8)	Performance-based RSU awards that vested in March 2017 based on the Compensation Committee’s discretionary determination that certain key projects for each of the Named Executive Officers had been completed.

(9)	Time-based RSU awards that vested on January 1, 2017.

(10)	Performance-based RSU awards which vest in 2018 based on achieving fiscal 2017 performance targets during fiscal 2017 as determined by the Compensation Committee.

(11)	MPU award payouts are based on a percentage of salary rather than shares or units. For a discussion of the estimated payout amounts for these unvested MPUs, see footnote (7) to the Grants of Plan-Based Awards Table.

(12)	Time-based RSU awards which vest on January 1, 2018.

Option Exercises and Stock Vested in 2016

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Securities Acquired on Vesting (#) (2)	Value Realized on Vesting ($)
Marc Eisenberg	—	—	28,500	222,300
Robert G. Costantini	—	—	6,750	52,650
John J. Stolte, Jr.	—	—	5,250	40,950
Christian G. Le Brun	—	—	4,725	36,855
Craig Malone	—	—	4,500	35,100

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

(2)	Shares acquired on vesting of performance-based RSU awards on February 16, 2016.

(3)	Based on the closing price of our common stock on the vesting date of $7.80 per share.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of December 31, 2016, about shares of our common stock that may be issued upon the exercise or vesting of options, RSUs and SARs granted to employees and directors under all of our existing equity compensation plans.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise or vesting of outstanding options, RSUs and SARs		Weighted- average exercise price of outstanding options and SARs		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders
Stock Plans(1)	5,544,378	(3)	$5.24	(4)	7,116,682	(5)
ESPP(2)	—		—		4,951,792
Equity compensation plans not approved by stockholders	—		—		—

Total	5,544,378				1,572,304

(1)	Consists of the following equity compensation plans: the 2006 LTIP and 2016 LTIP.

(2)	Includes shares subject to purchase right to accruing under the 2016 Employment Stock Purchase Plan, which provides that participating employee may withhold up to a specified percentage of their base compensation to purchase shares at a discount to the lower of the fair market value of our common stock at the beginning or end of the applicable offering period.

(3)	Consists of 4,378,818 shares underlying outstanding time- and performance-based SARs and 1,165,560 shares underlying outstanding time- and performance-based RSUs granted under the 2006 LTIP and 2016 LTIP.

(4)	Excludes 1,165,560 shares underlying outstanding time- and performance-based RSUs which do not have an exercise price.

(5)	Consists of shares available for issuance under the 2016 LTIP, which includes the remaining 1,949,400 shares of common stock available for issuance under the 2006 LTIP at the time the 2016 LTIP was approved by shareholders.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

ORBCOMM Europe

We have entered into a service license agreement covering 43 jurisdictions in Europe and a gateway services agreement with ORBCOMM Europe LLC, a company in which we indirectly own a 49.95% interest. The service license agreement and the gateway services agreement with ORBCOMM Europe contain terms and conditions substantially similar to the service license agreements and the gateway services agreements we have and expect to enter into with other licensees, except for certain more favorable pricing terms. ORBCOMM Europe is owned 50% by Satcom International Group plc and 50% by OHB SE (“OHB”). We hold a 99.9% ownership interest in Satcom.

OHB is a substantial stockholder and a direct investor of ours and its Chief Executive Officer, Marco Fuchs, is on our board of directors. In addition, Satcom has been appointed by ORBCOMM Europe as a country representative for the United Kingdom, Ireland and Switzerland. ORBCOMM Deutschland, an affiliate of OHB, has been appointed by ORBCOMM Europe as country representative for Germany and holds the relevant regulatory authority and authorization in Germany. OHB-France, a subsidiary of OHB, holds the regulatory authority and authorization in France. In addition, ORBCOMM Europe and Satcom have entered into an agreement obligating ORBCOMM Europe to enter into a country representative agreement for Turkey with Satcom, if the current country representative agreement for Turkey expires or is terminated for any reason.

In connection with the organization of ORBCOMM Europe and the reorganization of our business in Europe, we agreed to grant ORBCOMM Europe approximately $3.7 million in air time credits. The amount of the grant was equal to the amount owed by ORBCOMM Global L.P. to the European Company for Mobile Communications Services N.V. (“MCS”), the former licensee for Europe of ORBCOMM Global L.P. ORBCOMM Europe, in turn, agreed to issue credits in the aggregate amount of the credits received from us to MCS and its country representatives who were stockholders of MCS. Satcom, as a country representative for the United Kingdom, Ireland and Switzerland, received airtime credits in the amount of $580,200. ORBCOMM Deutschland, as country representative for Germany, received airtime credits of $449,800. Because approximately $2.8 million of the airtime credits were granted to stockholders of MCS who are not related to us and who continue to be country representatives in Europe, we believe that granting of the airtime credits was essential to permit ORBCOMM Europe to reorganize the ORBCOMM business in Europe. The airtime credits have no expiration date. As of December 31, 2016, approximately $2.0 million of the airtime credits granted by us to ORBCOMM Europe remained unused.

Satcom International Group plc

Satcom is our 99.9%-owned consolidated subsidiary that (i) owns 50% of ORBCOMM Europe, (ii) has entered into country representative agreements with ORBCOMM Europe, covering the United Kingdom, Ireland and Switzerland, and (iii) has entered into a service license agreement with us, covering substantially all of the countries of the Middle East and a significant number of countries of Central Asia, and a gateway services agreement with us. In addition, ORBCOMM Europe and Satcom have entered into an agreement obligating ORBCOMM Europe to enter into a country representative agreement for Turkey with Satcom, if the current country representative agreement for Turkey expires or is terminated for any reason. We believe that the service license agreement and the gateway services agreement between us and Satcom contain terms and conditions substantially similar to those which we have and expect to enter into with other unaffiliated licensees. As of December 31, 2016, Satcom owed us unpaid fees of approximately $154,000.

As of December 31, 2016, ORBCOMM Europe had a note payable to Satcom in the amount of €1,466,920 ($1,540,266). This note has the same payment terms as the note payable from ORBCOMM Europe to OHB described below under “— OHB SE” and carries a zero percent interest rate. For accounting purposes, this note has been eliminated in the consolidation of ORBCOMM Europe and Satcom with ORBCOMM Inc.

We have provided Satcom with a $1,500,000 line of credit for working capital purposes. The revolving loan bears interest at 8% per annum and is secured by all of Satcom’s assets, including its membership interest in ORBCOMM Europe. As of December 31, 2016, Satcom had $1,729,991 (including accrued interest) outstanding under this line of credit.

OHB SE

We have entered into several agreements with OHB SE and its affiliates for satellite-related products and services. Marco Fuchs, a director of ours, is Chief Executive Officer and Chairman of the Managing Board of OHB.

On May 21, 2002, we entered into an IVAR agreement with OHB under which OHB has been granted non-exclusive rights to resell our services for applications developed by OHB for the monitoring and tracking of mobile tanks and containers. As of December 31, 2016, OHB had no unpaid fees to us under the IVAR agreement.

In connection with the acquisition of an interest in Satcom (see “— Satcom International Group plc” above), we recorded an indebtedness to OHB arising from a note payable from ORBCOMM Europe to OHB. As of December 31, 2016, the principal balance of the note payable is €1,138,400 and it has a carrying value of $1,195,320. This note does not bear interest and has no fixed repayment term. Repayment will be made from the distribution profits (as defined in the note agreement) of ORBCOMM Europe.

Employment Arrangements

Marc Eisenberg.     On November 8, 2010, we entered into an employment agreement (the “Eisenberg Agreement”) with Marc Eisenberg, our Chief Executive Officer, effective as of December 31, 2010. Upon its effectiveness, the Eisenberg Agreement superseded and replaced any prior employment agreements with Mr. Eisenberg (except for any existing equity award agreements and any of his obligations applicable to the period prior to December 31, 2010) and continued through December 31, 2012. Upon the expiration of the initial term or any extension thereof, the term of the Eisenberg Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Eisenberg Agreement will not be further extended and Mr. Eisenberg’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Eisenberg’s employment with us may be terminated prior to the expiration of the term of the Eisenberg Agreement pursuant to the provisions described below.

The Eisenberg Agreement provides for an annual base salary, currently of $500,000. In addition to his salary, Mr. Eisenberg is entitled to certain employee benefits, including medical and disability insurance, term life insurance (with a death benefit no less than three times his annual base salary), paid holiday and vacation time and other employee benefits paid by us. Under the Eisenberg Agreement, Mr. Eisenberg is eligible to receive a bonus, payable in cash or cash equivalents, based on a percentage of his base salary dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors. Mr. Eisenberg is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate. In the event we elect to relocate Mr. Eisenberg’s position to Dulles, Virginia, Mr. Eisenberg will receive reimbursement from us for any reasonable moving expenses incurred, as reasonably approved by us, up to 50% of his annual base salary.

If Mr. Eisenberg’s employment is terminated (1) by us without “cause” (as defined in the Eisenberg Agreement), (2) as a result of a notice of non-extension of the Eisenberg Agreement provided by us or (3) by him due to a material change in his status, title, position or scope of authority or responsibility during the term of the Eisenberg Agreement, he will be entitled to continue to receive his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A of the Internal Revenue Code (“Section 409A”)), and continued health insurance coverage for one year following such termination. Mr. Eisenberg’s post-termination payments and insurance coverage are conditioned on his executing a release in favor of us. In addition, the Eisenberg Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant and a one-year post-employment non-competition covenant. Upon a termination of employment following a “change of control” (as defined in the Eisenberg Agreement and described below under “Potential Service Payments Upon Termination or Change of Control — Change of Control Triggers”),

Mr. Eisenberg will be entitled to the same post-employment payments and health insurance coverage as if his employment were terminated by us without “cause” (as described above), unless the successor or transferee company continues his employment on substantially equivalent terms as under the Eisenberg Agreement; provided that if the “change of control” transaction occurs, then the length of the severance period during which Mr. Eisenberg receives continued base salary and coverage under our health insurance plan will be eighteen months. If we elect to relocate Mr. Eisenberg’s position to Dulles, Virginia and he elects not to relocate with the position, upon his voluntary resignation for such reason, Mr. Eisenberg will be entitled to the same post-employment payments and health insurance coverage as if his employment were terminated by us without “cause” (as described above), except that the length of the severance period during which he receives continued base salary and coverage under our health insurance plan will be three months.

Robert G. Costantini.    On November 8, 2010, we entered into an employment agreement (the “Costantini Agreement”) with Robert G. Costantini, our Executive Vice President and Chief Financial Officer, effective as of December 31, 2010. Upon its effectiveness, the Costantini Agreement superseded and replaced any prior employment agreements with Mr. Costantini (except for any existing equity award agreements and any of his obligations applicable to the period prior to December 31, 2010) and continued through December 31, 2012. Upon the expiration of the initial term or any extension thereof, the term of the Costantini Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Costantini Agreement will not be further extended and Mr. Costantini’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Costantini’s employment with us may be terminated prior to the expiration of the term of the Costantini Agreement pursuant to the provisions described below.

The Costantini Agreement provides for an annual base salary, currently $320,000. In addition to his salary, Mr. Costantini is entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Under the Costantini Agreement, Mr. Costantini is eligible to receive a bonus, payable in cash or cash equivalents, based on a percentage of his base salary dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors. Mr. Costantini is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate. In the event we elect to relocate Mr. Costantini’s position to Dulles, Virginia, Mr. Costantini will receive reimbursement from us for any reasonable moving expenses incurred, as reasonably approved by us, up to 50% of his annual base salary.

If Mr. Costantini’s employment is terminated (1) by us without “cause” (as defined in the Costantini Agreement), (2) as a result of a notice of non-extension of the Costantini Agreement provided by us or (3) by him due to a material change in his status, title, position or scope of authority or responsibility during the term of the Costantini Agreement, he will be entitled to continue to receive his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A), and continued health insurance coverage for one year following such termination. Mr. Costantini’s post-termination payments and insurance coverage are conditioned on his executing a release in favor of us. In addition, the Costantini Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant and a one-year post-employment non-competition covenant. Upon a termination of employment following a “change of control” (as defined in the Costantini Agreement and described below under “Potential Service Payments Upon Termination or Change of Control — Change of Control Triggers”), Mr. Costantini will be entitled to the same post-employment payments and health insurance coverage as if his employment were terminated by us without “cause” (as described above), unless the successor or transferee company continues his employment on substantially equivalent terms as under the Costantini Agreement; provided that if the “change of control” transaction occurs, then the length of the severance period during which Mr. Costantini receives continued base salary and coverage under our health insurance plan will be eighteen months. If we elect to relocate Mr. Costantini’s position to Dulles, Virginia and he elects not to relocate with the position, upon his voluntary resignation for such reason, Mr. Costantini will be entitled to the same post-employment payments and health insurance coverage as if his employment were terminated by us without “cause” (as described above), except that the length of the severance period during which he receives continued base salary and coverage under our health insurance plan will be three months.

John J. Stolte, Jr.    On November 8, 2010, we entered into an employment agreement (the “Stolte Agreement”) with John Stolte, our Executive Vice President — Technology and Operations, effective as of December 31, 2010. Upon its effectiveness, the Stolte Agreement superseded and replaced any previous employment agreements with Mr. Stolte (except for any existing equity award agreements and any of his obligations applicable to the period prior to December 31, 2010) and continued through December 31, 2012. Upon the expiration of the initial term or any extension thereof, the term of the Stolte Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Stolte Agreement will not be further extended and Mr. Stolte’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Stolte’s employment with us may be terminated prior to the expiration of the term of the Stolte Agreement pursuant to the provisions described below.

The Stolte Agreement provides for an annual base salary, currently $275,000. In addition to his salary, Mr. Stolte is entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by the Company. Under the Stolte Agreement, Mr. Stolte is eligible to receive a bonus based on a percentage of his base salary dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors. Mr. Stolte is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our senior executives are generally permitted to participate.

If Mr. Stolte’s employment is terminated (1) by reason of his death or disability, (2) by us without “cause” (as defined in the Stolte Agreement) or (3) as a result of a notice of non-extension of the Stolte Agreement provided by us, either he or his estate will be entitled to continue to receive his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A). Mr. Stolte’s post-termination payments are conditioned on his executing a release in favor of us. In addition, the Stolte Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant and a one-year post-employment non-competition covenant. Upon a termination of his employment following a “change of control” (as defined in the Stolte Agreement and described below under “Potential Service Payments Upon Termination or Change of Control — Change of Control Triggers”), Mr. Stolte will be entitled to the same post-employment payments as if his employment were terminated by us without “cause” (as described above), unless the successor or transferee company continues his employment on substantially equivalent terms as under the Stolte Agreement; provided that if the “change of control” transaction occurs, then the length of the severance period during which Mr. Stolte receives continued base salary will be eighteen months.

Christian G. Le Brun.     On November 8, 2010, we entered into an employment agreement (the “Le Brun Agreement”) with Christian Le Brun, our Executive Vice President and General Counsel, effective as of December 31, 2010. Upon its effectiveness, the Le Brun Agreement superseded and replaced any previous employment agreements with Mr. Le Brun (except for any existing equity award agreements and any of his obligations applicable to the period prior to December 31, 2010) and continued through December 31, 2012. Upon the expiration of the initial term or any extension thereof, the term of the Le Brun Agreement will be automatically extended by twelve additional calendar months through the next December 31st, unless either party notifies the other party in writing at least 90 days in advance of such expiration that he or it does not want such extension to occur, in which case the term of the Le Brun Agreement will not be further extended and Mr. Le Brun’s employment will terminate upon such expiration. Notwithstanding the foregoing, Mr. Le Brun’s employment with us may be terminated prior to the expiration of the term of the Le Brun Agreement pursuant to the provisions described below.

The Le Brun Agreement provides for an annual base salary, currently $265,000. In addition to his salary, Mr. Le Brun is entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Under the Le Brun Agreement, Mr. Le Brun is eligible to receive a bonus based on a percentage of his base salary dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors. Mr. Le Brun is entitled to participate in any profit sharing and/or pension plan generally provided for our executives, and in any equity incentive plan established by us in which our executives are generally permitted to participate. In the event we elect to relocate Mr. Le Brun’s position to Dulles, Virginia, Mr. Le Brun will receive reimbursement from us for any reasonable moving expenses incurred, as reasonably approved by us, up to 50% of his annual base salary.

If Mr. Le Brun’s employment is terminated (1) by us without “cause” (as defined in the Le Brun Agreement) or (2) as a result of a notice of non-extension of the Le Brun Agreement provided by us, he will be entitled to continue to receive his base salary for a period of one year, payable beginning on the 60th day following his termination of employment (subject to any delay that may be required by Section 409A). Mr. Le Brun’s post-termination payments are conditioned on his executing a release in favor of us. In addition, the Le Brun Agreement contains standard covenants relating to confidentiality and assignment of intellectual property rights, a two-year post-employment non-solicitation covenant and a one-year post-employment non-competition covenant. Upon a termination of employment following a “change of control” (as defined in the Le Brun Agreement and described below under “Potential Service Payments Upon Termination or Change of Control —Change of Control Triggers”), Mr. Le Brun will be entitled to the same post-employment payments as if his employment were terminated by us without “cause” (as described above), unless the successor or transferee company continues his employment on substantially equivalent terms as under the Le Brun Agreement; provided that if the “change of control” transaction occurs, then the length of the severance period during which Mr. Le Brun receives continued base salary will be eighteen months. If we elect to relocate Mr. Le Brun’s position to Dulles, Virginia and he elects not to relocate with the position, upon his voluntary resignation for such reason, Mr. Le Brun will be entitled to the same post-employment payments as if his employment were terminated by us without “cause” as described above, except that length of the severance period during which he receives continued base salary will be three months.

Craig E. Malone.    Mr. Malone is employed on an “at-will” basis pursuant to his offer letter (the “Malone Offer Letter”) dated September 23, 2011, currently serving as our Executive Vice President — Product Development.

The Malone Offer Letter provides for an annual base salary, currently $255,000. In addition to his salary, Mr. Malone is entitled to certain employee benefits, including medical and disability insurance, term life insurance, paid holiday and vacation time and other employee benefits paid by us. Mr. Malone is eligible to receive a bonus based on a percentage of his base salary dependent upon achieving certain performance targets (both financial and qualitative) established each year by the board of directors.

Indemnity Agreements

We have entered into indemnification agreements with each of our directors. In addition, we have entered into indemnification agreements with certain of our executive officers in their capacity as our executive officers and as directors of certain of our subsidiaries. Each indemnification agreement provides that we will, subject to certain exceptions, indemnify the indemnified person in respect of any and all expenses incurred as a result of any threatened, pending or completed action, suit or proceedings involving the indemnified person and relating to the indemnified person’s service as an executive officer or director of ours. We will also indemnify the indemnified person to the fullest extent as may be provided under the provisions of our By-Laws and Delaware law. The indemnification period lasts for as long as the indemnified person is an executive officer or director of ours and continues if the indemnified person is subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitration, administrative or investigative, by reason of fact that the indemnified person was serving in such capacity. Upon request, we must advance all expenses incurred by the indemnified person in connection with any proceeding, provided the indemnified person undertakes to repay the advanced amounts if it is determined ultimately that the indemnified person is not entitled to be indemnified under any provision of the indemnification agreement, our By-Laws, Delaware law or otherwise.

Policies and Procedures for Related Person Transactions

Pursuant to the Audit Committee’s charter and applicable NASDAQ rules, the Audit Committee is responsible for reviewing and approving all related party transactions (as defined by the NASDAQ rules).

POTENTIAL SERVICE PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following tables below reflect the amount of compensation payable to each Named Executive Officer in the event of termination of such executive’s employment or upon a change of control based on the applicable provisions of the Named Executive Officer’s employment arrangements, RSU award agreements, SAR award agreements and MPU award agreements. The amount of compensation payable to each Named Executive Officer upon voluntary termination, termination without cause, non-extension of employment agreement, termination related to relocation, change of control, disability or death is shown below for Messrs. Eisenberg, Costantini, Stolte, Le Brun and Malone. All severance payments to the Named Executive Officers are conditioned on the execution of a release discharging the Company of any claims or liabilities in relation to the Named Executive Officer’s employment with the Company. The tables assume an effective date of a change of control and termination of employment on December 31, 2016 and the amount of compensation payable to each Named Executive Officer is based upon the employment arrangement for such Named Executive Officer as in effect as of that date. See “Certain Relationships and Transactions with Related Persons — Employment Arrangements” for descriptions of the employment arrangements currently in effect for our Named Executive Officers.

Change of Control Triggers

For the purposes of the severance payments under the Named Executive Officer employment arrangements, “change of control” means:

•	the Company’s merger or consolidation with another corporation or entity;

•	the Company’s transfer of all or substantially all of its assets to another person, corporation, or other entity; or

a sale of the Company’s stock in a single transaction or series of related transactions that results in the holders of the outstanding voting power of the Company immediately prior to such transaction or series of transactions owning less than a majority of the outstanding voting securities for the election of directors of the surviving company or entity immediately following such transaction or series of transactions (other than any registered, underwritten public offering by the Company of the Company’s stock or pursuant to any stock-based compensation plan of the Company). For purposes of the RSU awards and SAR awards granted under the 2006 LTIP, awards will vest upon the effective date of a “change in control” having a value in excess of $6.045 per share where “change in control” means an event that would be considered a change in control under Section 409A of the Code and the regulations issued thereunder, which includes:

•	the acquisition by a person or group of beneficial ownership of more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; or

•

the acquisition by a person or group, within a 12-month period, of beneficial ownership of 30% or more of the total voting power of the outstanding stock of the Company; a majority of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election; or the acquisition by a person or group of a substantial portion of the Company’s assets (40% or more of the total gross fair market value) within a 12-month period, unless the recipient of the assets is (i) a subsidiary of the Company, (ii) shareholder(s) owning 50% or more of the total value or voting power of the outstanding stock of the Company, (iii) an entity at least 50% owned by shareholder(s) described in clause (ii), or (iv) shareholder(s) receiving the assets in exchange for or with respect to the Company’s stock.

MPU awards granted under the 2006 LTIP will vest upon the effective date of a “change of control” where “change in control” has the meaning described above.

For purposes of the RSU awards and SAR awards granted under the 2016 LTIP, except as otherwise provided in the applicable award agreement, (i) awards that are assumed or otherwise replaced in a “change of control” transaction with an award that is substantially comparable in terms of type, intrinsic value and other terms and conditions will vest upon a “double” trigger (i.e., upon certain terminations of employment without cause or for good reason) within two years after a “change of control”, (ii) awards that are not assumed or otherwise replaced in the change in control become fully vested and payable upon a change of control (except as otherwise provided in the award agreement) and (iii) awards subject to the achievement of performance goals will be fully vested and payable as if the performance goals had been achieved at target, pro rated to reflect the portion of the performance period elapsed as of the termination event; where “change of control” means an event that would be considered a change in control under Section 409A of the Code and the regulations issued thereunder, which includes:

•	the acquisition by a person or group of beneficial ownership of more than 50% of the fair market value or voting power of our outstanding stock; or

•

the acquisition by a person or group that acquires, within a 12-month period, 30% or more of the total voting power of our outstanding stock; a majority of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of the appointment or election; or a sale of a substantial portion of our assets (40% or more of the total gross fair market value) within a 12-month period, unless the transfer of the assets is to (i) an entity that is controlled by our shareholders immediately after the transfer, (ii) shareholders of ours (immediately before the transfer) in exchange for our common stock, (iii) a subsidiary of ours in which we own 50% or more of the total value or voting power, (iv) shareholders of ours owning 50% or more of the total value or voting power of our company or (v) an entity of which at least 50% of the total value or voting power is owned by shareholders described in clause (iv).

MPU awards granted under the 2016 LTIP will vest upon the effective date of a “change of control” where “change in control” has the meaning described above.

Post-Termination Covenants

The RSU awards and SAR awards are subject to a non-competition provision restricting the Named Executive Officer’s employment with a competitor for six months following termination. The RSU awards and SAR awards are also subject to a non-solicitation provision restricting the Named Executive Officer from soliciting certain business or recruiting certain of the Company’s employees for one year following termination. If the Company determines that the Named Executive Officer violated these provisions of the RSU award or SAR award, the Named Executive Officer will forfeit all rights to any RSUs or SARs under the awards and will have to return to the Company the value of any RSUs or SARs awarded to the Named Executive Officer by the Company. The Named Executive Officers are also subject to post-termination non-competition, non-solicitation and confidentiality provisions in their employment agreements. See “Certain Relationships and Transactions with Related Persons — Employment Agreements”.

Marc Eisenberg

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination With Good Reason(1)	Relocation Termination(1)	For Cause Termination(1)	Change in Control(1)
Severance payments(2)	$526,516	$526,516	$131,554	$—	$789,774
Time-based RSUs (unvested and accelerated)(3)	—	—	—	—	530,645
Performance-based RSUs (unvested and accelerated)(4)	—	—	—	—	530,645
MPUs (unvested and accelerated)(5)	—	—	—	—	279,481

(1)	Assumes an effective date of a change of control or termination on December 31, 2016 and that the change of control transaction occurred at $8.27 per share, the closing price of the shares on December 30, 2016, the last trading day prior to the effective date.

(2)

Severance Payments:     Under the terms of his employment agreement, in the event Mr. Eisenberg’s employment is involuntarily terminated without cause by the Company or his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company or he voluntarily terminates his employment due to a material change in his status, title, position or scope of authority or responsibilities, he would be entitled to one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices. He is also entitled to continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $26,516 at December 31, 2016. If the Company elects to relocate Mr. Eisenberg’s position to Dulles, Virginia and he elects not to relocate with the position, upon his voluntary resignation for such reason, Mr. Eisenberg will be entitled to continued base salary and health insurance coverage as if his employment were terminated by the Company without “cause” except that the length of the severance period during which he receives the continued base salary and continued health insurance coverage will be three months instead of one year. In the event Mr. Eisenberg’s employment is terminated following a change of control or his employment is not continued on substantially equivalent terms following a change of control, he will be entitled to continued base salary and health insurance coverage for eighteen months.

(3)	Time-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Eisenberg would be entitled to immediate vesting of all unvested time-based RSU awards. As of December 31, 2016, he had 64,165 unvested time-based RSU awards with a value of $530,645 based on the closing price of the Company’s common stock of $8.27 per share as of December 30, 2016.

(4)	Performance-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Eisenberg would be entitled to immediate vesting of all unvested performance-based RSU awards. As of December 31, 2016, he had 64,165 unvested performance-based RSU awards with a value of $530,645 based on the closing price of the Company’s common stock of $8.27 per share as of December 30, 2016.

(5)	Market Performance Units: Under the applicable award agreement, in the event of a change of control Mr. Eisenberg would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Eisenberg’s outstanding MPU awards had an aggregate pay-out value of $279,481, equivalent to the sum of 13% of his base salary for 2015, 28% of his base salary for 2016 and 19% of his base salary for 2017, or 33,795 shares of the Company’s common stock based on the closing price of $8.27 per share as of December 30, 2016.

Robert Costantini

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination With Good Reason(1)	Relocation Termination(1)	For Cause Termination(1)	Change in Control(1)
Severance payments(2)	$341,334	$341,334	$85,334	$—	$512,001
Time-based RSUs (unvested and accelerated)(3)	—	—	—	—	159,198
Performance-based RSUs (unvested and accelerated)(4)	—	—	—	—	159,189
MPUs (unvested and accelerated)(5)	—	—	—	—	187,965

(1)	Assumes an effective date of a change of control or termination on December 31, 2016 and that the change of control transaction occurred at $8.27 per share, the closing price of the shares on December 30, 2016, the last trading day prior to the effective date.

(2)

Severance Payments:    Under the terms of his employment agreement, in the event Mr. Costantini’s employment is involuntarily terminated without cause by the Company or his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company or he voluntarily terminates his employment due to a material change in his status, title, position or scope of authority or responsibilities, he would be entitled to one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices. He is also entitled to continued health insurance coverage for one year immediately following such termination at then existing employee contribution rates representing a benefit valued at $21,334 at December 31, 2016. If the Company elects to relocate Mr. Costantini’s position to Dulles, Virginia and he elects not to relocate with the position, upon his voluntary resignation for such reason, Mr. Costantini will be entitled to continued base salary and health insurance coverage as if his employment were terminated by the Company without “cause” except that the length of the severance period during which he receives the continued base salary and continued health insurance coverage will be three months instead of one year. In the event Mr. Costantini’s employment is terminated following a change of control or his employment is not continued on substantially equivalent terms following a change of control, he will be entitled to continued base salary and health insurance coverage for eighteen months.

(3)	Time-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Costantini would be entitled to immediate vesting of all unvested time-based RSU awards. As of December 31, 2016, he had 19,250 unvested time-based RSU awards with a value of $159,198 based on the closing price of the Company’s common stock of $8.27 per share as of December 30, 2016.

(4)	Performance-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Costantini would be entitled to immediate vesting of all unvested performance-based RSU awards. As of December 31, 2016, he had 19,249 unvested performance-based RSU awards with a value of $159,189 based on the closing price of the Company’s common stock of $8.27 per share as of December 30, 2016.

(5)	Market Performance Units: Under the applicable award agreement, in the event of a change of control Mr. Costantini would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Costantini’s outstanding MPU awards had an aggregate pay-out value of $187,965, equivalent to the sum of 13% of his base salary for 2015, 28% of his base salary for 2016 and 19% of his base salary for 2017, or 22,729 shares of the Company’s common stock based on the closing price of $8.27 per share as of December 30, 2016.

John J. Stolte, Jr.

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination/ For Cause Termination(1)	Change in Control(1)	Death(1)	Disability(1)
Severance payments(2)	$275,000	$—	$412,500	$275,000	$275,000
Time-based RSUs (unvested and accelerated)(3)	—	—	132,659	—	—
Performance-based RSUs (unvested and accelerated)(4)	—	—	132,659	—	—
MPUs (unvested and accelerated)(5)	—	—	158,056	—	—

(1)	Assumes an effective date of a change of control or termination on December 31, 2016 and that the change of control transaction occurred at $8.27 per share, the closing price of the shares on December 30, 2016, the last trading day prior to the effective date.

(2)	Severance Payments: Under the terms of his employment agreement, in the event Mr. Stolte’s employment is (a) involuntarily terminated without cause by the Company, (b) his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company or (c) terminated due to death or disability, he would be entitled to one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices. In the event Mr. Stolte’s employment is terminated following a change of control or his employment is not continued on substantially equivalent terms following a change of control, he will be entitled to continued base salary for eighteen months.

(3)	Time-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Stolte would be entitled to immediate vesting of all unvested time-based RSU awards. As of December 31, 2016, he had 16,041 unvested time-based RSU awards with a value of $132,659 based on the closing price of the Company’s common stock of $8.27 per share as of December 30, 2016.

(4)	Performance-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Stolte would be entitled to immediate vesting of all unvested performance-based RSU awards. As of December 31, 2016, he had 16,041 unvested performance-based RSU awards with a value of $132,659 based on the closing price of the Company’s common stock of $8.27 per share as of December 30, 2016.

(5)	Market Performance Units: Under the applicable award agreement, in the event of a change of control Mr. Stolte would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Stolte’s outstanding MPU awards had an aggregate pay-out value of $158,056, equivalent to the sum of 13% of his base salary for 2015, 28% of his base salary for 2016 and 19% of his base salary for 2017, or 19,112 shares of the Company’s common stock based on the closing price of $8.27 per share as of December 30, 2016.

Christian G. Le Brun

Executive Payments Upon Termination	Termination Without Cause/ Non-Extension Notice(1)	Voluntary Termination/ For Cause Termination(1)	Change in Control(1)
Severance payments(2)	$265,000	$—	$397,500
Time-based RSUs (unvested and accelerated)(3)	—	—	132,659
Performance-based RSUs (unvested and accelerated)(4)	—	—	132,659
MPUs (unvested and accelerated)(5)	—	—	148,945

(1)	Assumes an effective date of a change of control or termination on December 31, 2016 and that the change of control transaction occurred at $8.27 per share, the closing price of the shares on December 30, 2016, the last trading day prior to the effective date.

(2)	Severance Payments: Under the terms of his employment agreement, in the event Mr. Le Brun’s employment is involuntarily terminated without cause by the Company or his employment is terminated as a result of a notice of non-extension of his employment agreement provided to him by the Company, he would be entitled to one year of his base salary in effect at the time of such termination payable in regular installments consistent with our payroll practices. If the Company elects to relocate Mr. Le Brun’s position to Dulles, Virginia and he elects not to relocate with the position, upon his voluntary resignation for such reason, Mr. Le Brun will be entitled to continued base salary as if his employment were terminated by the Company without “cause” except that the length of the severance period during which he receives the continued base salary will be three months instead of one year. In the event Mr. Le Brun’s employment is terminated following a change of control or his employment is not continued on substantially equivalent terms following a change of control, he will be entitled to continued base salary coverage for eighteen months.

(3)	Time-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Le Brun would be entitled to immediate vesting of all unvested time-based RSU awards. As of December 31, 2016, he had 16,041 unvested time-based RSU awards with a value of $132,659 based on the closing price of the Company’s common stock of $8.27 per share as of December 30, 2016.

(4)

Performance-Based RSUs:    Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Le Brun would be entitled to immediate vesting of all unvested performance-based RSU awards. As of December 31, 2016, he had 16,041 unvested performance-

based RSU awards with a value of $132,659 based on the closing price of the Company’s common stock of $8.27 per share as of December 30, 2016.

(5)	Market Performance Units: Under the applicable award agreement, in the event of a change of control Mr. Le Brun would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Le Brun’s outstanding MPU awards had an aggregate pay-out value of $148,945, equivalent to the sum of 13% of his base salary for 2015, 28% of his base salary for 2016 and 19% of his base salary for 2017, or 18,010 shares of the Company’s common stock based on the closing price of $8.27 per share as of December 30, 2016.

Craig E. Malone

Executive Payments Upon Termination	Change in Control(1)
Severance payments(2)	$—
Time-based RSUs (unvested and accelerated)(3)	106,121
Performance-based RSUs (unvested and accelerated)(4)	106,137
MPUs (unvested and accelerated)(5)	142,543

(1)	Assumes an effective date of a change of control or termination on December 31, 2016 and that the change of control transaction occurred at $8.27 per share, the closing price of the shares on December 30, 2016, the last trading day prior to the effective date.

(2)	Severance Payments: Under the terms of his offer letter, Mr. Malone is not entitled to severance payments.

(3)	Time-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Malone would be entitled to immediate vesting of all unvested time-based RSU awards. As of December 31, 2016, he had 12,832 unvested time-based RSU awards with a value of $106,121 based on the closing price of the Company’s common stock of $8.27 per share as of December 30, 2016.

(4)	Performance-Based RSUs: Under the applicable award agreement, in the event of a change of control having a value in excess of $6.045 per share, Mr. Malone would be entitled to immediate vesting of all unvested performance-based RSU awards. As of December 31, 2016, he had 12,834 unvested performance-based RSU awards with a value of $106,137 based on the closing price of the Company’s common stock of $8.27 per share as of December 30, 2016.

(5)	Market Performance Units: Under the applicable award agreement, in the event of a change of control Mr. Malone would be entitled to immediate vesting of all outstanding MPU awards where the per share value of the change of control transaction represents the stock price used to determine the pay-out amounts. Mr. Malone’s outstanding MPU awards had an aggregate pay-out value of $142,543, equivalent to the sum of 13% of his base salary for 2015, 28% of his base salary for 2016 and 19% of his base salary for 2017, or 17,236 shares of the Company’s common stock based on the closing price of $8.27 per share as of December 30, 2016.

PROPOSAL TO RATIFY THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2)

Change of Independent Registered Public Accounting Firm

Effective June 10, 2015, the Audit Committee dismissed KPMG LLP as the Company’s independent registered public accounting firm and approved the engagement of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015. In connection with out change in accountants, there were no disagreements or reportable events required to be disclosed pursuant to Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v).

The audit reports of our prior independent registered public accounting firm, KPMG on the consolidated financial statements of the Company for fiscal years ended December 31, 2014 and December 31, 2013 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, and the audit report of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2014 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2014 and December 31, 2013 and subsequent periods through June 2015, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its reports on the consolidated financial statements for such periods.

During the Company’s fiscal years ended December 31, 2014 and December 31, 2013 and subsequent periods through June 2015, there were no reportable events (as defined in Item 304(a) (1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, we provided KPMG with a copy of the disclosures made in a Current Report on Form 8-K filed on June 15, 2015 (the “Form 8-K”) prior to its filing with the SEC. We requested KPMG to furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the statements made therein. Such letter was filed as Exhibit 16.1 to the Form 8-K.

During the Company’s fiscal years ended December 31, 2014 and December 31, 2013, and prior to engaging Grant Thornton, the Company did not consult Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee has appointed the firm of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2017, subject to the ratification of the shareholders.

Before the Audit Committee appointed Grant Thornton it carefully considered the independence and qualifications of that firm, including their performance in the prior year and their reputation for integrity and for competence in the fields of accounting and auditing. We expect that representatives of Grant Thornton will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

Principal Accountant Fees

The following table sets forth the aggregate fees for professional services provided by Grant Thornton for the fiscal years ended December 31, 2016 and 2015, all of which were approved by the Audit Committee:

	Grant Thornton Year Ended December 31,
	2016	2015
Audit Fees	$1,121,650	$1,015,335
Non-Audit Fees	—	—
All Other Fees	—	—

Audit Fees.    Consisted of audit fees related to the audits of our annual consolidated financial statements and internal control over financial reporting and the reviews of our quarterly financial statements for fiscal year 2016

Audit-Related Fees.    During fiscal year 2016, Grant Thornton did not provide non-audit services.

All Other Fees.      Represents fees for subscription services to professional literature databases.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment and compensation of, and oversight of the work performed by, our independent registered public accounting firm. The Audit Committee pre-approves all audit (including audit-related) services and permitted non-audit services provided by our independent registered public accounting firm in accordance with the pre-approval policies and procedures established by the Audit Committee.

The Audit Committee annually approves the scope and fee estimates for the annual audit to be performed by our independent registered public accounting firm for the next fiscal year. With respect to other permitted services, management defines and presents specific projects for which the advance approval of the Audit Committee is requested. The Audit Committee pre-approves specific engagements and projects on a fiscal year basis, subject to individual project thresholds and annual thresholds. The Chief Financial Officer reports to the Audit Committee regarding the aggregate fees charged by our independent registered public accounting firm compared to the pre-approved amounts.

The board of directors recommends that you vote “FOR” the proposal to ratify the appointment of Grant Thornton as our independent registered public accounting firm, which is presented as Proposal 2.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (PROPOSAL 3)

We are providing our shareholders with the opportunity to cast an advisory vote to approve executive compensation as described below, as required by Section 14A of the Exchange Act. Currently, shareholders cast an advisory vote on executive compensation annually.

Our executive compensation philosophy is to create a system that rewards executives for performance and focuses our management team on the critical short-term and long-term objectives. The primary objectives of our executive compensation programs are to attract, motivate and retain talented and dedicated executives, to link annual and long-term cash and stock incentives to achievement of specified performance objectives, and to align executives’ incentives with shareholder value creation. To achieve these objectives, the Compensation Committee has implemented compensation programs that make a substantial portion of the executives’ overall compensation contingent upon achieving key short-term business and long-term strategic goals established by our board of directors or the Compensation Committee based on key drivers in areas such as profitability, growth and system expansion. We use base salaries and time-based equity awards to provide current income and retention incentives and a combination of cash and stock-based compensation that reward performance measured against various corporate and individual performance goals based on key business drivers. Our performance targets are based on our annual business plan and we believe that they are established at levels that are achievable if we execute our business plan. By providing for significant incentives for exceeding certain targets, we motivate our Named Executive Officers to achieve strategic business objectives that result in the creation of value to us and our shareholders over the long-term. For example, a large percentage of the Named Executive Officers’ annual cash bonus opportunity and performance-based equity awards are based on metrics for profitability and revenue growth, which we believe are important measures of the performance of our business and share price, which measures the value provided to our shareholders. We believe the design of our compensation programs, which we have used over the past several years and continue to use for 2016, provides the appropriate balance for motivating and retaining our Named Executive Officers while providing appropriate rewards for demonstrated performance. The Compensation Committee’s goal is to set executive compensation at levels the committee believes are competitive against compensation offered by other rapidly growing companies of similar size and stage of development against whom we compete for executive talent in the communications industry, while taking into account our performance and our own strategic goals. The Compensation Discussion and Analysis contained in this proxy statement describes our executive compensation program and the decisions made by the Compensation Committee in fiscal 2016 in more detail.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure.”

As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers

The board of directors recommends that you vote “FOR” the proposal regarding an advisory vote to approve executive compensation presented, which is presented as Proposal 3.

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL 4)

As described in Proposal 3 above, our shareholders are being provided the opportunity to cast an advisory vote on our executive compensation program.

We are also providing our shareholders with the opportunity to cast an advisory vote on how often we should include an advisory vote on executive compensation in our proxy materials for future annual shareholder meetings (or special shareholder meetings for which we must include executive compensation information in the proxy statement for that meeting). Shareholders may vote on whether an advisory vote on executive compensation should occur every year, every two years or every three years. Since 2011, shareholders have been provided the opportunity to cast an advisory vote on executive compensation annually.

We believe that advisory votes on executive compensation should be conducted every year so that shareholders may annually express their views on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. We believe that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

We recognize that the shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation. In submitting your proxies or voting on this proposal at the annual meeting, you should indicate your preference as to whether an advisory vote on executive compensation should be held every year, every two years or every three years. However, if you have no preference as to the frequency of the advisory vote on executive compensation, you should vote “ABSTAIN” on this proposal. Shareholders are not being asked to vote on approval or disapproval of our recommendation.

As an advisory vote, this proposal is not binding upon us. However, we value the opinions expressed by shareholders in their vote on this proposal, and our board of directors and the Compensation Committee, which administers our executive compensation program, will consider the outcome of the vote when determining how often to include an advisory vote on executive compensation in our proxy materials.

The board of directors recommends that you vote “1 YEAR” on the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation, which is presented as Proposal 4.

OTHER MATTERS

The board of directors is not aware of any other matters to be presented for action by the shareholders at the Annual Meeting. In the event of a vote on any matters other than those referred to in the accompanying Notice of 2017 Annual Meeting of Shareholders properly come before the meeting, proxies in the accompanying form will be voted in accordance with the best judgment of the persons voting such proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and NASDAQ.

Based on our review of the copies of such forms that we have received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, we believe that all our executive officers, directors and greater than ten percent beneficial owners complied with applicable SEC filing requirements under Section 16(a) during fiscal year 2016, except that during fiscal year 2016, one Form 4 for Marc Eisenberg reporting transactions which occurred on December 31, 2015 was not timely filed. Although the Form 4 was timely prepared, due to a technical error by a third party filing service, a previously filed Form 4 for Mr. Eisenberg was inadvertently re-filed with the SEC on the due date of January 5, 2016 instead of the Form 4 reporting the December 31, 2015 transactions. The correct Form 4 reporting the December 31 transactions was subsequently filed with the SEC on January 15, 2016, promptly after the error was discovered.

ANNUAL REPORT

Our 2016 Annual Report to Shareholders, including the Annual Report on Form 10-K and financial statements, for the fiscal year ended December 31, 2016, was sent or made available to shareholders with this proxy statement. A copy of our 2016 Annual Report to Shareholders is also available on the internet at www.edocumentview.com/orbc

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING IN 2018

To be eligible for inclusion in our proxy statement and the proxy card pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals for the 2018 Annual Meeting of Shareholders must be received on or before November 16, 2017 by the Office of the Secretary at our headquarters, 395 West Passaic Street, Suite 325, Rochelle Park, New Jersey 07662. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Office of the Secretary at the above address by January 30, 2018. If the proposal is not “timely” within the meaning of Rule 14a-4(c), the proxies solicited by us for the 2018 Annual Meeting of Shareholders may confer discretionary authority to us on such proposal. In addition, our By-Laws require a shareholder desiring to propose any matter for consideration of the shareholders at the 2017 Annual Meeting of Shareholders or to nominate an individual to our board of directors to notify the Office of the Secretary in writing at the address above on or after December 20, 2017 and on or before January 19, 2018. If the number of directors to be elected to the board at the 2018 Annual Meeting of Shareholders is increased and we do not make a public announcement naming all of the nominees for director or specifying the increased size of the board on or before January 10, 2018, a shareholder proposal with respect to nominees for any new position created by such increase will be considered timely if received at the Office of the Secretary not later than the tenth day following our public announcement of the increase.

EXPENSES OF SOLICITATION

We will bear the cost of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, or by telephone or facsimile, by a few of our regular employees without additional compensation. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

ADMISSION TO THE 2017 ANNUAL MEETING

An admission ticket (or other proof of stock ownership) and proper identification will be required for admission to the Annual Meeting of Shareholders on April 19, 2017. Admission tickets are printed on the outside back cover of this proxy statement. To enter the meeting, you will need an admission ticket or other proof that you are a shareholder. If you hold your shares through a broker or nominee, you will need to bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your ownership as of the March 3, 2017 record date.

Notice: If you plan on attending the 2017 Annual Meeting,

please cut out and use the admission ticket(s) below.

No admission will be granted without an admission ticket.

Annual Meeting of Shareholders

April 19, 2017, 8:00 a.m. (local time)

ORBCOMM Inc. Corporate Offices 395 West Passaic Street Rochelle Park, New Jersey 07662 1- (201) 843-0413

PLEASE VOTE YOUR SHARES VIA THE TELEPHONE OR INTERNET, OR SIGN, DATE

AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ADMISSION TICKET	ADMISSION TICKET

ORBCOMM Inc.	ORBCOMM Inc.

2017 Annual Meeting of Shareholders	2017 Annual Meeting of Shareholders

ORBCOMM Inc. Corporate Offices	ORBCOMM Inc. Corporate Offices
395 West Passaic Street	395 West Passaic Street
Rochelle Park, New Jersey 07662	Rochelle Park, New Jersey 07662
1-201-843-0413	1-201-843-0413

April 19, 2017	April 19, 2017
8:00 a.m. (local time)	8:00 a.m. (local time)
Admit ONE	Admit ONE

. IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on April 18, 2017. Vote by Internet Go to www.envisionreports.com/ORBC Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR Items 1, 2 and 3 and for every year on 4. 1. Election of Directors For Withhold For Withhold For Withhold Nominees: + 01 - Marc Eisenberg 02 - Timothy Kelleher 03 - John Major For Against Abstain For Against Abstain 2. RATIFICATION OF GRANT THORNTON LLP AS 3. ADVISORY VOTE TO APPROVE INDEPENDENT REGISTERED PUBLIC ACCOUNTING EXECUTIVE COMPENSATION FIRM 1 Year 2 Years 3 Years Abstain 4. ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION SHAREHOLDER VOTE In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 02JDXC

. ANNUAL MEETING OF SHAREHOLDERS WEDNESDAY, APRIL 19, 2017 8:00 AM EDT ORBCOMM INC. HEADQUARTERS 395 WEST PASSAIC STREET, THIRD FLOOR ROCHELLE PARK, NEW JERSEY, 07662 YOUR VOTE IS IMPORTANT! YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL, SEE THE INSTRUCTIONS ON THE OTHER SIDE OF THIS PROXY CARD. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2016 Annual Report to Shareholders are available at: www.edocumentview.com/ORBC IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ORBCOMM INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Marc J. Eisenberg and Christian G. Le Brun, jointly and severally, proxies, with full power of substitution, to vote shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 19, 2017 or any postponement or adjournment thereof. Such proxies are directed to vote as specified or, if no specification is made, “FOR” the election of the three nominees proposed for election as directors with terms expiring at the Annual Meeting in 2020, and “FOR” Proposal 2 and “FOR” Proposal 3 and for every year on Proposal 4 and to vote in accordance with their discretion on such other matters as may properly come before the meeting. TO VOTE IN ACCORDANCE WITH THE COMPANY’S RECOMMENDATIONS, JUST SIGN AND DATE; NO BOXES NEED TO BE CHECKED. (Continued and to be marked, dated and signed, on the other side)